      As filed with the Securities and Exchange Commission on July 14, 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): JUNE 30, 1999


                       EQUITY RESIDENTIAL PROPERTIES TRUST
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            MARYLAND                        1-12252              13-3675988
  (STATE OR OTHER JURISDICTION     (COMMISSION FILE NUMBER)   (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)



  TWO NORTH RIVERSIDE PLAZA, SUITE 400
           CHICAGO, ILLINOIS                                           60606
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                             (ZIP CODE)


       Registrant's telephone number, including area code: (312) 474-1300

                                 NOT APPLICABLE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Item 5 -- Other Events

         On June 30, 1999, Equity Residential Properties Trust, a Maryland real estate investment trust ("EQR"), and Lexford Residential Trust, a Maryland real estate investment trust ("Lexford"), entered into an Agreement and Plan of Merger dated as of June 30, 1999 pursuant to which Lexford will merge with and into EQR (the "Merger"). Pursuant to the Merger, each common share of beneficial interest of Lexford issued and outstanding immediately prior to the Merger will be converted into 0.463 of a common share of beneficial interest of EQR. Consummation of the Merger is subject to the approval of the Merger by the shareholders of EQR and Lexford and to specified closing conditions.

         In connection with the Merger, EQR is hereby filing additional information contained in Lexford's Annual Report on Form 10-K for the year ended December 31, 1998 and Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 regarding the business and properties of Lexford to be acquired in the Merger as follows:

                      LEXFORD RESIDENTIAL TRUST

         As of December 31, 1998, Lexford had an ownership interest in 511 apartment communities (consisting of an aggregate of 36,333 apartment units) in 16 states (individually a "Property" or "community" and collectively, the "Properties" or the "Portfolio"). At December 31, 1998 Lexford owned the entire equity interest in 432 apartment communities (28,857 units) ("Rental Properties") and Lexford served as general partner, and in most cases, also owned some limited partner interest in 79 apartment communities (7,476 units) ("Unconsolidated Partnerships").

         The majority of the Portfolio was constructed during the 1980s and is primarily comprised of one story garden style apartment buildings of modular construction. The Portfolio is located in urban, suburban, secondary and tertiary markets in the Midwestern and Southeastern United States. During 1998, the average economic occupancy of the Portfolio was 92.7% and the average monthly rent collected per occupied unit was $438. In the aggregate, Net Operating Income (before expenditures for major maintenance and replacement items) ("NOI") of the Portfolio increased approximately 4.1% over 1997 for apartment communities owned (in whole or in part) and operated at all times during the years ended December 31, 1998 and 1997 ("Same-Store") due primarily to an increase of approximately 2.9% in rental revenue on a Same-Store basis.

         The table below indicates the geographic locations of apartment communities in which Lexford had an ownership interest at December 31, 1998:

STATE                                SITES           PROPERTIES           UNITS
Alabama                                 10                10               1,552
Florida                                 98               126               9,126
Georgia                                 61                73               5,404
Illinois                                 4                 4                 281
Indiana                                 51                70               4,415
Kentucky                                27                33               2,026
Maryland                                 4                 5                 413
Michigan                                21                25               1,720
North Carolina                           1                 1                 187
Ohio                                   100               136               8,337
Pennsylvania                             7                 9                 608
South Carolina                           3                 3                 269
Tennessee                                5                 5                 348
Texas                                    1                 1                  67
Virginia                                 4                 4               1,211
West Virginia                            4                 6                 369
                                      ----              ----             -------
                                       401               511              36,333
                                      ----              ----             -------
                                      ----              ----             -------

         As of December 31, 1998, the Portfolio consisted of 401 geographic sites. Lexford's apartment communities averaged approximately 90 units per site. The difference in the number of apartment communities versus the total number of geographic sites results from separate limited partnerships owning apartment communities constructed on contiguous parcels. As a result of Lexford's successful efforts in consolidating the ownership of a number of former syndicated limited partnerships Lexford is causing legal entities as to which it has succeeded to the entire ownership interest to consolidate ownership of the apartment communities on contiguous parcels as and when mortgage debt secured by such Rental Properties are refinanced with a single lender. This process has resulted in a reduction in the apartment community count from 515 to 511 in 1998 and may result in further consolidation of apartment communities in the future.

                                   PROPERTIES

         Lexford has executive and administrative offices, financial operations and a portion of property operations located in 36,120 square feet of space within a single-story office building at 6954 Americana Parkway, in Columbus, Ohio. Lexford entered into a lease for the building with Americana Investment Company (an entity affiliated with an outside Trustee of Lexford who did not participate in the negotiations for Lexford's lease) in late 1992. This lease was amended and restated in February 1998 with provisions for the current premises (representing a reduction in the former leasehold space), a remodeling and rehabilitation allowance and a seven year term beginning September 1, 1998. Lexford's management believes that the lease terms are competitive with commercial lease rates in the Columbus market.

         In December 1998, Lexford announced its plans to close all other satellite property management and executive offices. Since December 1998, Lexford has successfully terminated its leasehold interest and respective obligations for its former regional property management offices located in Orlando, Florida and San Antonio, and Houston, Texas. Also, in April 1998, Lexford entered into an assignment and assumption transaction in connection with the sale of Lexford's business of providing management services to third party owners of multifamily apartment communities pursuant to which the buyer of the Third Party Management Business assumed Lexford's obligations for its leasehold interests in its former property management offices in suburban Dallas, Texas.

Item 7 -- Financial Statements, Pro forma Financial Information and Exhibits

          (a)  Financial Statements of Business to be Acquired

                     FINANCIAL STATEMENTS OF LEXFORD RESIDENTIAL TRUST

                              REPORT OF INDEPENDENT AUDITORS

Shareholders and Board of Trustees
Lexford Residential Trust

We have audited the accompanying consolidated balance sheets of Lexford Residential Trust as of December 31, 1998 and 1997 and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. Our audits also included the financial statement schedules listed in the accompanying index. These financial statements and schedules are the responsibility of Lexford's management. Our responsibility is to express an opinion on these consolidated financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Lexford Residential Trust at December 31, 1998 and 1997, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                                         /s/ Ernst & Young LLP


Columbus, Ohio
January 27, 1999

                            LEXFORD RESIDENTIAL TRUST

                           CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1998 AND 1997
                        (In Thousands Except Share Data)

                                         ASSETS                                                 1998             1997
                                                                                                ----             ----
Rental Properties (Notes 2 and 5):...................................................
    Land.............................................................................        $ 59,732          $ 23,124
    Buildings, Improvements and Fixtures                                                      544,897           138,245
                                                                                             --------          --------
Accumulated Depreciation.............................................................         (28,564)           (9,152)
                                                                                             --------          --------
                                                                                              576,065           152,217
Investments in and Advances to Unconsolidated Partnerships, Net of an allowance of
    $1,615 and $2,605 at December 31, 1998 and 1997, respectively (Notes 3 and 13)...          11,173            54,653
Cash.................................................................................             495             2,569
Accounts Receivable, Affiliates, Residents, Officers and Others, Net of an allowance
    of $550 and $942 at December 31, 1998 and 1997, respectively (Note 13)...........           1,920             4,899
Furniture, Fixtures and Other, Net of accumulated depreciation of $3,109 and $2,491
    at December 31, 1998 and 1997, respectively......................................           2,108             1,720
Funds Held in Escrow.................................................................          22,747            11,888
Intangible Assets....................................................................           6,891            11,659
Prepaids and Other...................................................................           7,523             1,993
                                                                                             --------          --------
                                                                                             $628,922          $241,598
                                                                                             --------          --------
                                                                                             --------          --------
                      LIABILITIES AND SHAREHOLDERS' EQUITY

Mortgages and Revolving/Term Debt....................................................
    Non Recourse Mortgages (Note 5)..................................................        $494,556          $142,637
    Revolving/Term Debt (Note 4).....................................................          33,186             7,362
                                                                                             --------          --------
                                                                                              527,742           149,999
                                                                                             --------          --------
Accounts Payable.....................................................................           1,389             1,288
Accrued Interest, Real Estate and Other Taxes........................................          10,315             3,719
Other Accrued Expenses...............................................................           6,196             8,241
Other Liabilities....................................................................           7,451             3,504
Dividends Payable....................................................................           4,122             ---
Deferred Compensation (Note 8).......................................................          12,525             ---
                                                                                             --------          --------
    Total Liabilities................................................................         569,740           166,751
                                                                                             --------          --------
Commitments and Contingencies (Notes 8, 9, 11)
Shareholders' Equity (Notes 8 and 15):
    Preferred Shares, 5,000,000 Shares Authorized, Unissued..........................           ---               ---
                                                                                             --------          --------
    Common Shares, $.01 par value, 50,000,000 Shares Authorized, 9,530,013 and
        8,493,648 Shares Issued and Outstanding at December 31, 1998 and 1997,
        respectively.................................................................              95                85
Additional Paid-in Capital...........................................................          65,833            54,138
Retained Earnings....................................................................           7,482            20,624
Less Cost of Treasury Shares (Note 8)................................................         (14,228)
                                                                                             --------
                                                                                               59,182            74,847
                                                                                             --------          --------
                                                                                             $628,922          $241,598
                                                                                             --------          --------
                                                                                             --------          --------

                 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            LEXFORD RESIDENTIAL TRUST

                        CONSOLIDATED STATEMENTS OF INCOME

                 FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND
                   1996 (In Thousands, Except Per Share Data)

                                                                   1998               1997             1996
                                                                ---------          ---------        ---------
Revenues
    Rental and Other Property Revenues.....................      $137,948            $41,851          $41,277
    Fee Based, primarily from Affiliates (Note 13).........         5,532             16,517           14,143
    Income from Unconsolidated Partnership (Note 13).......         3,025             10,681            8,897
                                                                ---------          ---------        ---------
                                                                  146,505             69,049           64,317
                                                                ---------          ---------        ---------

Expenses:
    Property Operating and Maintenance.....................        45,453             12,554           14,064
    Real Estate Taxes and Insurance........................        11,359              4,060            4,148
    Property Management....................................        12,505             15,892           12,263
    Administration.........................................         6,287              4,895            5,031
    Performance Equity Plan (Note 8).......................         2,488              6,280             ---
    Non-recurring Costs (Note 10)..........................         2,685                828              243
    Interest--Non Recourse Mortgages (Note 5)..............        41,268             13,770           14,132
    Interest--Revolving/Term Debt (Note 4).................         1,656                657            1,098
    Depreciation and Amortization..........................        21,520              6,527            5,515
    Real Estate Impairment Loss (Note 7)...................         1,014               ---              ---
    Loss on Sale of Third Party Management Business (No 6).         6,300               ---              ---
                                                                ---------          ---------        ---------
                                                                  152,535             65,463           56,494
                                                                ---------          ---------        ---------

Income/(Loss) Before Gain on Disposal of Assets, Income
    Taxes and Extraordinary Item...........................        (6,030)             3,586            7,823
    Provision for Income Taxes (Note 9)...................           ---              (2,189)          (3,416)
    Gain on Disposal of Assets--Net........................           498              1,989              963
                                                                ---------          ---------        ---------
    Income/(Loss) Before Extraordinary Item................        (5,532)             3,386            5,370
    Extraordinary Gain/(Loss), Net of Income Tax Benefit
        of $115 in 1997 and $1,015 in 1996, respectively
        (Note 7)...........................................           631              (180)           (1,614)
                                                                ---------          ---------        ---------
Net Income/(Loss)..........................................       $(4,901)           $3,206            $3,756
                                                                ---------          ---------        ---------
                                                                ---------          ---------        ---------
Basic Earnings Per Share:
    Income/(Loss) before Extraordinary Item................        $(0.60)            $0.42             $0.71
    Extraordinary Item.....................................          0.07             (0.02)            (0.21)
    Net Income/(Loss)......................................        $(0.53)            $0.40             $0.50
                                                                ---------          ---------        ---------
                                                                ---------          ---------        ---------

Diluted Earnings Per Share:
    Income/(Loss) before Extraordinary Item................        $(0.60)            $0.41             $0.69
    Extraordinary Item.....................................          0.07             (0.02)            (0.21)
                                                                ---------          ---------        ---------
    Net Income/(Loss)......................................        $(.053)            $0.39             $0.48
                                                                ---------          ---------        ---------
                                                                ---------          ---------        ---------

                 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            LEXFORD RESIDENTIAL TRUST

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND
                   1996 (In Thousands, Except Per Share Data)

                                                                                                       COST
                                                    COMMON SHARES           ADDL.                       OF
                                               -----------------------     PAID-IN      RETAINED     TREASURY
                                                SHARES         AMOUNT      CAPITAL      EARNINGS       SHARES        TOTAL
                                               --------       --------    ---------    ----------   ----------     ----------
Balance, January 1, 1996....................     7,206           $72       $37,512       $13,662        ---         $51,246
     Shares issued in 1996 in connection
     with the claims resolution process.....        13
     Shares issued in connection with
     Lexford Acquisition, Net of Contingent
     Shares (Note 6)........................       500             5         4,995                                   5,0000
     Exercise of options under
     Non-Qualified Stock Option Plan
     (Note 8)...............................        69             1            61                                       62
     Restricted stock compensation awards
     and Director Restricted Stock Plan
     (Note 8)...............................        32                         325                                      325
     Less:  Treasury Shares primarily from
     the redemption of stock held by
     Unconsolidated Partnership.............        (3)                        (31)                                     (31)
     Credit from utilization of
     pre-conformation tax benefits (Note 9)                                  2,151                                    2,151
     Net Income for the year ended
     December 31, 1996......................                                               3,756                      3,756
                                               --------       --------    ---------    ----------   ----------     ----------
Balance, December 31, 1996..................     7,817            78        45,013        17,418                     62,509
     Shares issued in 1997, in connection
     with the claims resolution process.....        22             1                                                      1
     Exercise of options under
     Non-Qualified Stock Option Plan
     (Note 8)...............................        18                          37                                       37
     Stock Compensation and Direction
     Restricted Stock Plan, Net of Shares
     subject to Vesting Restrictions
     (Note 8)...............................       636             6          7,394                                   7,400
     Credits from Utilization of
     pre-confirmation tax benefits (Note 9)                                   1,694                                   1,694
     Net Income for the year ended
     December 31, 1997......................                                               3,206                      3,206
                                               --------       --------    ---------    ----------   ----------     ----------
Balance, December 31, 1997                       8,493            85         54,138       20,624                     74,847
     Contingent Shares Issued in Connection
     with Lexford Properties Acquisition
     Released in Exchange for Forfeiture of
     Balance of Unvested Shares (Note 6)....       300             3          2,997                     ---           3,000
     Exercise of Options Under
     Non-Qualified Stock Option Plan........       305             3          1,824                                   1,827
     Retiring Trustees and Employee Net
     Withdrawal From Rabbi Trust............                                                            583             583
     Reinvestment of Dividends by Rabbi
     Trust..................................                                                           (114)           (114)
     Adjust for Shares Held in Rabbi Trust
     at December 31, 1997...................       276             3          4,168                 (12,091)         (7,920)
     1998 Share Compensation, Primarily
     Issued to Rabbi Trust (Note 8).........       156             1          2,706                  (2,606)            101
     Dividends to Common Shareholders
     (Note 15)..............................                                              (8,241)                    (8,241)
     Net Loss for the year ended
     December 31, 1998......................                                              (4,901)                    (4,901)
                                               --------       --------    ---------    ----------   ----------     ----------
Balance, December 31, 1998..................     9,530           $95        $65,833       $7,482    $(14,228)       $59,182
                                               --------       --------    ---------    ----------   ----------     ----------
                                               --------       --------    ---------    ----------   ----------     ----------

                 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            LEXFORD RESIDENTIAL TRUST

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

             FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                 (In Thousands)

                                                                             1998       1997         1996
                                                                          ---------  ---------    ---------
Cash flows from Operating activities:
    Net Income/(Loss)..............................................       $ (4,901)  $  3,206     $  3,756
    Adjustments to Reconcile Net Income/(Loss) to Net Cash provided by
        Operating Activities:
        Depreciation...............................................         20,146      5,426        5,111
        Amortization...............................................          1,374      1,101          403
        Provision for Losses on Accounts Receivable................          1,670        389          503
        Loss on Sale of Third Party Management Business                      6,300        ---          ---
        Real Estate Impairment Loss................................          1,014        ---          ---
        Gain from Disposal of Assets--Net                                     (498)    (1,989)        (963)
        Extraordinary (Gain)/Loss..................................           (631)       295        2,629
        Provision for Income Taxes credited to Additional Paid-in
           Capital.................................................            ---      1,694        2,151
        Non-Cash Share Compensation................................          5,099      7,400          326
    Changes in Operating Assets and Liabilities:
        Investments in and Advances to Unconsolidated Partnerships.          1,278      1,950          (94)

        Accounts Receivable and Other..............................         (2,704)      (339)      (4,339)
        Funds Held in Escrow.......................................          6,072      1,832       (4,857)
        Accounts Payable and Other Liabilities.....................         (5,474)    (2,880)       8,082
                                                                          ---------  ---------    ---------
    Net Cash provided by Operating activities                               28,745     18,085       12,708
                                                                          ---------  ---------    ---------
    Cash flows from Investing activities:
        Proceeds from Sale of Assets and Other.....................          1,070      3,161          975
        Receipts from/(Advances to) Unconsolidated
           Partnerships--Net                                                   128       (992)      (2,557)

        Investments in Unconsolidated Partnership/Joint Ventures...         (3,405)    (2,239)         ---

        Purchase of 324 Unconsolidated Partnerships, Net of Cash
           Acquired................................................        (25,506)       ---          ---
        Investment in Management Contracts.........................          ---       (4,158)         ---
        Capitalized Refinancing Costs..............................         (1,119)       ---       (1,687)
        Capital Expenditures--Real Estate..........................        (14,276)    (2,386)        (682)
        Capital Expenditures--Other................................         (1,209)    (1,192)        (423)
                                                                          ---------  ---------    ---------

    Net Cash used in Investing activities..........................        (44,317)    (7,806)      (4,374)
                                                                          ---------  ---------    ---------

    Cash Flows from Financing activities:
        Proceeds from the exercise of Stock Options................          1,827         38           61
        Redemption of Stock held by Unconsolidated Partnership.....          ---          ---          (31)
        Proceeds from the Revolving Debt--Net......................         27,228        ---          ---
        Principal payments on Revolving/Term Debt and Other........         (1,403)    (8,036)      (7,052)
        Proceeds from Mortgage Debt................................         37,930      7,429       47,443
        Payments on Mortgages--Principal amortization..............         (6,835)    (2,125)      (2,139)
        Payments on Mortgages--lump sum                                    (41,130)    (8,609)     (45,775)
        Dividends Paid.............................................         (4,119)       ---          ---
                                                                          ---------  ---------    ---------

Net Cash provided by/(used in) Financing activities................         13,493    (11,303)      (7,493)
                                                                          ---------  ---------    ---------
Increase/(Decrease) in Cash........................................         (2,074)    (1,024)         841
Cash at Beginning in Cash..........................................          2,569      3,593        2,752
                                                                          ---------  ---------    ---------
Cash at End of Year................................................       $    495   $  2,569     $  3,593
                                                                          ---------  ---------    ---------
                                                                          ---------  ---------    ---------
Supplemental Disclosure of Cash Flow Information:
    Cash Payments for Interest.....................................        $42,286   $ 14,173     $ 14,665
                                                                          ---------  ---------    ---------
                                                                          ---------  ---------    ---------

                 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            LEXFORD RESIDENTIAL TRUST

                 FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
                        (In Thousands, Except Per Share Data)

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

In 1998, Lexford acquired the entire ownership interest in 324 Unconsolidated Partnerships owning 326 apartment communities. Such acquisitions resulted in the following increases (decreases) to Lexford's balance sheet (see Note 2):

Non-Cash Effects:
    Investments in and Advances to Unconsolidated Partnerships.....   $ (47,335)
    Land and Building..............................................   $ 430,981
    Accounts Receivable and Other Assets...........................   $  19,409
    Mortgages   ...................................................   $ 362,610
    Accounts Payable and Other Liabilities.........................   $  14,939
Cash Effects:
    Cash Paid to Former Partners...................................   $ (33,902)
    Net Cash Acquired..............................................       8,396
                                                                      ---------
                                                                      $ (25,506)
                                                                      ---------
                                                                      ---------

Effective August 1, 1996, Lexford acquired Lexford Properties, Inc. through a merger with a wholly owned subsidiary of Lexford. Lexford issued 1,400,000 Common Shares (valued at $14 million) in consideration of the acquisition; however, 900,000 of the shares issued (valued at $9 million) were subject to forfeiture, in whole or in part, if Lexford's combined property management operations fail to achieve certain profitability criteria on or before the end of Lexford's 1999 fiscal year (see Note 6).

On March 13, 1998, Lexford negotiated a settlement with the former shareholders of Lexford Properties, Inc. whereby 300,000 out of an aggregate of 900,000 of Lexford's Common Shares subject to forfeiture, per the terms of the merger agreement dated August 1, 1996 were released to such former shareholders in exchange for the forfeiture of the remaining 600,000 shares (see Note 6).

 In the fourth quarter of 1998, Lexford consented to an insubstance foreclosure to the mortgagee for one Rental Property. The Rental Property had an aggregate carrying value, net of a fourth quarter impairment loss of $1.0 million, of approximately $768,000. A $1.0 million extraordinary gain was recognized on the transaction (see Note 7).

In 1996, Lexford granted deeds in lieu of foreclosure to the mortgagee for three Rental Properties. The Rental Properties had an aggregate carrying value of $3.9 million. No significant gain or loss was recognized on this transaction because the assets and the non-recourse mortgages on each of these Rental Properties had been recorded in equal amounts.

In October 1997, Lexford sold two Rental Properties. The buyer assumed the mortgages with a carrying value of $2.3 million. No gain or loss was recognized in this transaction.

In 1998, 1997 and 1996, all interest incurred was expensed.

                 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            LEXFORD RESIDENTIAL TRUST

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

NOTE 1:  BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Business

         In December 1997, Lexford, Inc. announced that it would seek to qualify and elect to be taxed as a real estate investment trust ("REIT") for Federal income tax purposes in 1998. Lexford intends to continue to qualify as such, and therefore will distribute at least 95% of its real estate investment trust taxable income to its shareholders. In connection with this decision, Lexford, Inc. established a new entity known as Lexford Residential Trust (the "Company"). On March 3, 1998, the shareholders of Lexford, Inc. approved the merger of Lexford, Inc. with and into Lexford. The terms of the merger transaction provided that each share of Lexford, Inc.'s issued and outstanding common stock be canceled and converted to two common shares of beneficial interest in Lexford. The merger transaction was consummated on March 18, 1998 and Lexford has therefore acquired all of the assets and assumed all of the liabilities of the former Lexford, Inc. The consolidated financial statements include corporations, limited partnerships and other legal entities which own multifamily apartment communities (the "Rental Properties") in which Lexford, in turn, owns 100% equity interests. Lexford also holds equity ownership as well as, in certain cases, significant economic interests in multifamily apartment communities in its capacity as general partner and property manager, respectively, in various limited partnerships (the "Unconsolidated Partnerships"), which are accounted for by the equity method. The Rental Properties and the Unconsolidated Partnerships are collectively referred to as the "Properties". Lexford's general partner interests in the Unconsolidated Partnerships range from a 1.0% to 10.0% undivided equity interest, typically a 9.0% to 10.0% interest. The limited partnership interests in the Unconsolidated Partnerships are substantially all owned by unrelated third party investors. Lexford's receivables, typically in the form of second mortgages, from the Unconsolidated Partnerships generate a majority of the Income from Unconsolidated Partnerships recognized by Lexford (see Note 13).

         In 1998, Lexford adopted Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131") which was effective for fiscal years beginning after December 15, 1997. SFAS No. 131 superseded Statement of Financial Accounting Standards No. 14, "Financial Reporting for Segments of an Enterprise". SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in financial reports. SFAS No. 131 also establishes standards for related disclosure about products and services, geographic areas, and major customers. The adoption of SFAS No. 131 did not affect results of operations or financial position of Lexford.

         Lexford has one reportable segment which is the ownership and operation of residential apartment communities. The majority of the Properties are located in the Midwest and southeast United States, with the heaviest concentrations in Florida, Ohio, Georgia, Indiana, Michigan and Kentucky. The concentrations of Properties within these states is as follows: Ohio (136 Properties), Florida (126 Properties), Georgia (73 Properties), Indiana (70 Properties), Kentucky (33 Properties) and Michigan (25 Properties). These concentrations of Properties accounted for 22.9%, 25.2%, 15.8%, 13.7%, 5.9%, and 6.1%, respectively, or in the aggregate approximately 90% of Lexford's total revenues for the year ended December 31, 1998. Lexford is not dependent for its revenues on any particular Property or resident and the loss of any Property would not be material to Lexford's financial position. Lexford's largest Property accounted for only 1% of Lexford's total revenues for the year ended December 31, 1998. The distribution of the properties also minimizes Lexford's exposure to local economic conditions. The typical Property is comprised of multiple single story buildings with studio, one and two bedroom apartments. Substantially all of the Properties have non-recourse first mortgage indebtedness which is owed to financial institutions or to REMICs or other vehicles holding such indebtedness for the benefit of others.

         Third Party Management Business

         In the first quarter of 1998, Lexford was also engaged in providing management services to third party owners of multifamily apartment communities (the "Third Party Management Business"). Because of Internal Revenue Code limitations on the nature and amount of non-qualified REIT income, Lexford contributed the majority of its assets related to the Third Party Management Business to a newly formed corporation in exchange for all of the preferred stock of such corporation on February 20, 1998. Effective as of April 1, 1998, Lexford sold all its preferred equity interest in the Third Party Management Business (see Note 6).

         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

         Fair Value of Financial Instruments

         The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of FASB Statement No. 107, "Disclosure About Fair Value of Financial Instruments". The fair value of Cash and Funds Held in Escrow is equal to their respective carrying amounts. For Investments in and Advances to Unconsolidated Partnerships, Lexford applied a capitalization rate to each Property's net operating income, less a major maintenance reserve, to estimate the value at December 31, 1998 and 1997, which value approximated $22.5 million and $140.3 million, respectively. This valuation methodology is generally based on estimates of the fair market value of the apartment communities owned by the Unconsolidated Partnerships, less related indebtedness senior to Lexford's investments and advances. The Investments in and Advances to Unconsolidated Partnerships consist substantially of second mortgage loans receivable, whose ultimate repayment is subject to a number of variables, including the performance and value of the underlying real property and the ultimate timing of repayments and receivables. Considerable judgment is required in the interpretation of market data to develop estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that could be realized or would be paid in a current market exchange. The effect of using different market assumptions and/or estimation methodologies may be material to the estimated fair value amounts (see Note 3). In 1998, Lexford acquired the third party equity interest in 324 former Unconsolidated Partnerships, which resulted in the significant decrease in Investments in and Advances to Unconsolidated Partnerships (see Note 2).

         The carrying values of the amounts comprising Lexford's Revolving/Term Debt as described in Note 4 approximate their fair value based upon Lexford's current borrowing rates for similar types of borrowing arrangements. The carrying amount of accrued interest approximates its fair value.

         As further described in Note 5, at December 31, 1998 mortgages on Lexford's Rental Properties in the amount of $494.6 million had contractual balances totaling $500.7 million (resulting in an aggregate Mortgage Deficiency of $6.1 million). Interest rates on the mortgages ranged from 6.0% to 10.7% with rates being fixed on approximately $484.2 million of the contractual balances. The fair value of Lexford's mortgage debt on Rental Properties as described in Note 5, is estimated at $531.1 million at December 31, 1998. The fair values of Lexford's long-term debt are estimated using discounted cash flow analyses, based upon Lexford's current incremental borrowing rates for similar types of borrowing arrangements. The Carrying amount of mortgages on the Rental Properties as of December 31, 1997 approximated their fair value.

         Basis of Presentation

         The consolidated financial statements include the accounts of Lexford Residential Trust and its wholly owned subsidiaries, and all entities in which Lexford has majority interest or control. All significant intercompany balances and transactions have been eliminated in consolidation.

         Reclassifications

         Certain amounts in the 1996 and 1997 Consolidated Financial Statements have been reclassified to conform to the 1998 presentation.

         Investments in and Advances to Unconsolidated Partnerships Investments in and Advances to Unconsolidated Partnerships represent Lexford's general partners' interests in and advances to non-controlled partnerships which own multi-family apartment communities. Lexford adopted a method of accounting referred to as fresh start ("Fresh Start") reporting as of September 11, 1992 ("The Effective Date") as a result of Lexford's judicial plan of reorganization (the "Plan of Reorganization"). Lexford prepared financial statements on the basis that a new reporting entity was created with assets and liabilities recorded at their estimated fair values as of the Effective Date. The carrying value represents the allocation of the estimated fair value of the underlying real estate assets as of the Effective Date or, if later, date of purchase or investment and, as described in Note 3, the contractual amounts of the receivables are significantly more than the recorded amounts. These receivables generally include long-term second mortgages and other receivables. In addition, subsequent to the Effective Date, Lexford has made advances to the Unconsolidated Partnerships. These advances primarily relate to operating needs and supplemental funding for refinancing transactions, and bear interest at prime plus one percent. Interest is accrued on the recorded values of the second mortgages and certain of the other receivables based upon contractual interest rates, and allowances are provided for estimated uncollectible interest based upon the underlying Properties' net cash flows. In certain instances, cash flow received in excess of accrued second mortgage interest on the recorded values of the second mortgages is recorded as income. Lexford is also entitled to receive incentive management fees and supplemental second mortgage interest based upon certain levels of cash flows of certain of the underlying Properties. Also, in the event the underlying Properties are sold or refinanced, Lexford is generally entitled to a participation interest in the net proceeds, as a general partner and/or a second mortgage holder. The realization of the Investments in and Advances to Unconsolidated Partnerships is dependent on the future operating performance of the Unconsolidated Partnerships.

         Prior to November 1, 1997, Lexford accounted for its investments by the cost method. Effective November 1, 1997, based on Lexford's board of directors' decision to seek to acquire ownership of third party equity interests in substantially all of the Unconsolidated Partnerships (see
         Note 2), Lexford began accounting for its investments by the equity method. Lexford's share of net income or loss of the Unconsolidated Partnerships is classified with Income from Unconsolidated Partnerships in the Consolidated Statements of Income (see Notes 3 and 13).

         Real Estate and Depreciation

         Ordinary repairs and maintenance costs are expensed as incurred. Significant improvements, renovations and replacements related to the acquisition and improvement of real estate assets are capitalized at cost.

         Real estate assets are stated at cost less accumulated depreciation. Depreciation is calculated on the straight-line basis over the estimated useful lives of the assets as follows:

                 Buildings and Improvements            5 - 34 years
                 Furniture, Fixtures and Equipment     3 - 10 years

         Management reviews the carrying value of real estate assets using estimated future cash flows, including estimated proceeds from disposition, whenever an event or change in circumstances indicates that the asset value may not be recoverable.

         Funds Held in Escrow

         The amounts at December 31, 1998 and 1997 include funds of $22.7 million and $6.7 million, respectively, escrowed by Rental Properties for improvements and deferred maintenance, real estate taxes, insurance, resident security deposits and other funds held by mortgage lenders. In addition, Lexford was holding $2.0 million, at December 31, 1997, as funds held primarily for payment of insurance premiums which are collected from the Properties. In the second quarter of 1998, with the completion of the Consolidation Plan, (see Note 2), this voluntarily restricted cash account was closed when Lexford revised its cash management system to ensure that all available unrestricted cash is applied to Lexford's revolving credit facility.

         At December 31, 1998 and 1997 Lexford's Funds Held in Escrow also includes approximately $58,000 and $3.2 million, respectively, of funds received from the settlement of litigation brought against Lexford's former insurance carriers to prosecute policy claims for termite infestation losses at certain of the Properties. As a result of the settlement of such litigation (see Note 11), the majority of the funds have been distributed to the affected Properties and are being used to fund termite repairs.

         Revenue Recognition

         Rental revenue is recognized as income in the period earned.

         Intangible Assets

         Intangible Assets at December 31, 1998 and 1997 is comprised of approximately $3.0 million and $5.2 million, respectively, of management contracts and approximately $481,000 and $3.6 million, respectively, of goodwill related to the trade name, training programs and property management systems retained from the Third Party Management Business (see Note 6). The management contracts and goodwill are amortized on the straight line basis over seven and ten years, respectively, and are net of accumulated amortization of approximately $592,000 and $817,000, at December 31, 1998 and 1997, respectively.

         Intangible Assets also includes deferred financing costs at December 31, 1998 and 1997 of $3.3 million and $2.5 million, respectively. The costs relate to mortgage refinancings on the Rental Properties and are amortized over the terms of the respective loans.

         Prepaids and Other Assets

         Prepaids and Other assets at December 31, 1998 and 1997 is primarily comprised of approximately $3.6 million and $808,000, respectively, of deferred offering costs related to Lexford's Form S-3 "shelf" registration statement filed with the SEC , approximately $700,000 of start-up costs related to Lexford's conversion to a REIT and a $1.8 million note receivable at December 31, 1998 related to the sale of the Third Party Management Business (see Note 6). In addition, Prepaids and Other assets at December 31, 1998 and 1997 consists of approximately $895,000 and $567,000, respectively, of prepaid rent, insurance and real estate taxes, and approximately $461,000 and $618,000, respectively, of utility deposits and other prepaid expenses.

         In April 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 98-5, Reporting the Costs of Start-up Activities. The SOP is effective beginning on January 1, 1999, and requires that start-up costs capitalized prior to January 1, 1999 be written-off and requires that start-up costs be expensed as incurred. The definition of start-up costs under the SOP includes organizational costs. Historically, Lexford capitalized and then amortized these costs over five years. The unamortized balance of organizational costs, approximately $700,000 (as of December 31, 1998), will be written off as a cumulative effect of an accounting change as of January 1, 1999.

NOTE 2:  PROPERTY ACQUISITIONS

         In conjunction with its determination to elect REIT status, Lexford initiated a consolidation plan, the purpose of which was to minimize third party equity interests in apartment communities owned by Unconsolidated Partnerships ("the Consolidation Plan"). In the first quarter of 1998, Lexford acquired the entire equity ownership interest in 287 former Unconsolidated Partnerships. The acquisition of the 287 former Unconsolidated Partnerships was effective as of January 31, 1998.

         Effective as of April 1, 1998, Lexford acquired the entire equity ownership interest in an additional 37 Unconsolidated Partnerships that owned 39 Properties, which were accounted for under the equity method in the first quarter of 1998. In connection with the Consolidation Plan, Lexford made cash payments totaling $33.9 million to the former partners of the 324 former Unconsolidated Partnerships, which are now classified as Rental Properties.

         The acquisition of the 324 former Unconsolidated Partnerships was accounted for under the purchase method. The purchase price of $443.8 million was comprised of $33.9 million to purchase former third party limited partners' equity interests, $47.3 million of carrying value of investments in and advances to the 324 former Unconsolidated Partnerships and the assumption of $362.6 million of non-recourse mortgage debt on the acquired Rental Properties (see Note 14).

NOTE 3:  INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED PARTNERSHIPS

         Lexford has direct and indirect general and limited partnership interests in, and receivables from, 79 Unconsolidated Partnerships at December 31, 1998 compared with 408 and 406 Unconsolidated Partnerships at December 31, 1997 and 1996, respectively. The decrease in the number of Unconsolidated Partnerships is primarily due to Lexford acquiring the entire ownership interest in 324 former Unconsolidated Partnerships that owned 326 Properties (see Note 2). Therefore, financial information pertaining to prior periods is not comparable.

         Investments in and Advances to Unconsolidated Partnerships, net of allowances of $1.6 million and $2.6 million, at December 31, 1998 and 1997, respectively, are comprised of the following major components (in thousands):

                                                                      1998       1997
         Second Mortgage Notes.....................................  $ 4,725   $35,778
         Investments in Unconsolidated Partnerships and
             joint venture.........................................    4,241       937
         Other, including advances and accrued interest............    2,207    17,938
                                                                     $11,173   $54,653

         The majority of the second mortgage notes bear interest at 6%. Interest income is accrued based upon the Fresh Start value of the second mortgage notes. Advances currently bear interest at prime plus 1%. At December 31, 1998 and 1997, the contractual obligations of the Unconsolidated Partnerships on account of second mortgages, advances and other payables, including related interest, aggregated $37.5 million and $232.5 million, respectively. Amounts due under second mortgages are collateralized by substantially all the real estate assets of the Unconsolidated Partnerships and are subordinate to the first mortgage debt. There can be no assurance that Lexford will collect the full carrying value of, or any additional contractual balances owing under, these receivables.

         In the first quarter of 1998, Lexford invested $3.4 million in a joint venture with a developer for the construction of an apartment community, consisting of 276 units. Such investment is accounted for under the equity method. Neither the joint venture nor the apartment units under construction are included in the numbers reported for Unconsolidated Partnerships and Properties. The community is scheduled to commence leasing in the first quarter of 1999.

         The following table provides selected combined financial information for Lexford's Unconsolidated Partnerships as of and for the years ended December 31, 1998, 1997 and 1996 (in thousands). The presentation does not include data for 15 Unconsolidated Partnerships for 1997 and 1996 due to Lexford making its initial investment in December 1997.

                                             1998          1997          1996
Real Estate Assets, Net.................  $ 132,562     $ 394,138     $ 413,430
Cash, Funds Held in Escrow and
    Resident Receivables................      7,272        32,117        35,822
Other Assets............................      3,915        12,721        14,651
                                          ---------     ---------     ---------
Total Assets............................  $ 143,749     $ 438,976     $ 463,903
Non Recourse Mortgage Debt..............  $ 130,829     $ 437,236     $ 456,927
Other Liabilities.......................      6,143        21,614        25,175
Amounts Due to Lexford..................     37,535       232,511       238,677
                                          ---------     ---------     ---------
                                          $ 174,507     $ 691,361     $ 720,779
                                          ---------     ---------     ---------
Net Deficit.............................  $ (30,758)    $(252,385)    $(256,876)
                                          ---------     ---------     ---------
                                          ---------     ---------     ---------
Rental and Other Revenues...............  $  36,117     $ 123,922     $ 122,712
                                          ---------     ---------     ---------
                                          ---------     ---------     ---------
Net Loss................................  $  (1,445)    $  (5,019)    $ (13,733)
                                          ---------     ---------     ---------
                                          ---------     ---------     ---------

                                                                   1998         1997
                                                                ----------    ----------
Company's Share of Loss (Equity Method) for the Year
   Ended December 31, 1998 and the period November 1
   through December 31, 1997 (in thousandths)..............       $(157)        $(81)
                                                                ----------    ----------
                                                                ----------    ----------

         Prior to November 1, 1997 and during 1996 Lexford's share of loss relating to its investment in Unconsolidated Partnerships was not recorded because Lexford accounted for the investment under the cost method (see Note 1).

NOTE 4:   REVOLVING/TERM DEBT

         Revolving/Term Debt consisted of the following at December 31, 1998 and 1997 (in thousands):

                                                                                      1998             1997
                                                                                   ---------        ---------
Second Amended and Restated Revolving Credit Facility principal payable
    March 30, 2000; interest payable monthly in arrears at prime
    minus 1% (6.75% at December 31, 1998)........................................   $29,800          $ 2,572
Acquisition Term Debt -- principal and interest in monthly installments of $139,435 through March 31, 2001;
    interest at a fixed rate of 7.25%............................................     3,362            4,733
Other notes payable..............................................................        24               57
                                                                                   ---------        ---------
                                                                                    $33,186          $ 7,362
                                                                                   ---------        ---------
                                                                                   ---------        ---------

         On September 30, 1998, Lexford entered into the Second Amended and Restated Loan and Security Agreement with The Provident Bank (the "Bank"). The amended revolving credit facility ("Facility") is for $40 million and represents an increase to and replacement of all former revolving credit facilities with the Bank. The scheduled term of the Facility expires March 30, 2000, although Lexford may elect from time to time to convert all or any portion of the principal amount outstanding under the Facility into a five year term loan. Revolving loans outstanding under the Facility bear interest at a variable interest rate equal to the Bank's prime rate of interest minus 1%.

         Lexford's loan agreements contain restrictive covenants, including but not limited to, the maintenance of certain net worth, financial ratios, certain restrictions on incurrence of additional debt and certain restrictions on acquisitions.

         As of December 31, 1998, Lexford's annual revolving/term debt maturities are as follows (in thousands):

1999....................................................         $  1,502
2000....................................................           31,389
2001....................................................              295
                                                                ---------
                                                                 $ 33,186
                                                                ---------
                                                                ---------

         Lexford adopted a method of accounting referred to as Fresh Start reporting as of the Effective Date, as a result of Lexford's judicial Plan of Reorganization. Lexford prepared financial statements on the basis that a new reporting entity was created with assets and liabilities recorded at the estimated fair values as of the Effective Date. At the Effective Date, to the extent the non-recourse debt secured by a Rental Property exceeded the estimated fair value of such Rental Property, Lexford reduced the contractual amount of the related non-recourse mortgage debt by the amount of the deficiency (the "Mortgage Deficiency"). The contractual mortgage balance net of any applicable Mortgage Deficiency, is referred to as the "Carrying Value" of the mortgage. The contractual principal balances of the mortgages on Rental Properties exceed the carrying values by $6.1 million and $7.7 million at December 31, 1998 and 1997, respectively. The mortgages are non recourse, are payable over periods through 2031, and are collateralized by the Rental
         Properties, generally on a single Rental Property by Rental Property basis. Although, a portfolio of mortgages on 26 Rental Properties are cross-collateralized and cross-defaulted and another portfolio of 25 Rental Properties are cross-collateralized and cross-defaulted within their respective states, with no more than eight Properties in one state. At December 31, 1998 contractual interest rates ranged from 6.0% to 10.7% with fixed rates on approximately $484.2 million of the outstanding contractual mortgage balances. The weighted average contractual interest rate and term to maturity on the mortgages on Rental Properties, was 8.52% and 5.8 years at December 31, 1998. The annual debt service requirement was $50.3 million at December 31, 1998. In addition, 31 Rental Properties have second mortgage debt totaling $3.2 million at December 31, 1998, that requires the application of all excess cash flow from operations to be applied to the outstanding principal on such debt.

         The range of interest rates and related carrying amounts of mortgages payable at December 31, 1998 is as follows (in thousands):

                                                         CONTRACTUAL
                    CONTRACTUAL RATE                       BALANCE                 CARRYING VALUE
                    ----------------                    --------------             --------------
         Less than 8.0%........................             $92,924                   $91,953
         8.01%--9.0%...........................             383,776                   379,792
         More than 9.01%.......................              23,988                    22,811
                                                        --------------             --------------
                                                           $500,688                  $494,556
                                                        --------------             --------------
                                                        --------------             --------------

         At December 31, 1998, seven Rental Properties had first mortgage loans which had matured with an aggregate outstanding balance of $6.9 million. The Mortgage debt on one Rental Property amounting to approximately $562,000 was refinanced in January 1999. Lexford anticipates extending or refinancing the balance of the matured mortgages in 1999.

         At December 31, 1998, 11 Rental Properties acquired as part of the Consolidation Plan had non recourse second mortgages which in the aggregate total $3.1 million, of which $1.0 million had matured. All of the notes bear a fixed rate of interest at 6.0%, do not require any principal amortization and are subordinate to the first mortgage on the Rental Property. Lexford anticipates extending the matured second mortgages.

         Minimum estimated repayment requirements of mortgages for the next five years based upon the contractual principal balances are as follows ( in thousands):

                                                                   CONTRACTUAL
                                                                      AMOUNT
                                                                  --------------
1999...................................................              $36,645
2000...................................................               20,060
2001...................................................              114,054
2002...................................................               13,072
2003...................................................               16,606
Thereafter.............................................              300,251
                                                                  --------------
                                                                    $500,688
                                                                  --------------
                                                                  --------------

NOTE 6:  SALE OF THIRD PARTY MANAGEMENT BUSINESS

         Due to the non-qualified REIT income generated by the Third Party Management Business, Lexford classified this business as Held for Sale in the first quarter of 1998, and closed the sale of the business effective as of April 1, 1998. Lexford, however, retained management agreements for all of the Unconsolidated Partnerships, as well as its interest in Lexford Properties, Inc.'s training programs and property management systems and certain personnel to facilitate improved management of Lexford's Properties. As a result of the decision to sell and in order to facilitate such sale of the Third Party Management Business, Lexford took the following actions in 1998:

         The merger agreement governing Lexford's acquisition of Lexford Properties, Inc. (the former owner of the Third Party Management Business) included a provision that $9.0 million or 900,000 shares (valued at the time of acquisition), of the purchase price was subject to forfeiture in whole or in part in the event the Third Party Management Business did not achieve certain profitability criteria by December 31, 1999. On March 13, 1998, Lexford negotiated a settlement with the former shareholders of Lexford Properties, Inc. whereby 300,000 of the 900,000 shares subject to forfeiture were released in exchange for the forfeiture of the remaining 600,000 shares. The release of the 300,000 shares resulted in a $3.0 million charge in the first quarter of 1998.

         Lexford adjusted the carrying value of goodwill associated with the acquisition of the Third Party Management Business by writing off $2.0 million of goodwill. Due to the reclassification of the Third Party Management Business as Held for Sale, Lexford recorded a $1.3 million reserve for sale/disposal costs associated with this sale. The above charges totaling $6.3 million have been classified as Loss on Sale of Third Party Management Business.

         Lexford Properties, Inc. formed a subsidiary, Lexford Property Management, Inc. ("LPM") and contributed all of its interest in its property management contracts for multifamily apartment communities owned entirely by third parties to LPM in exchange for all of LPM's issued and outstanding preferred stock.

         Effective as of April 1, 1998, Lexford sold its entire preferred stock interest in LPM to a company formed to acquire the Third Party Management Business by FSC Realty, LLC a company affiliated with Stanley R. Fimberg, a consultant to, and Trustee of, Lexford at the time of the sale, Ralph V. Williams a consultant to Lexford at the time of the sale and Bruce Woodward, an executive officer of Lexford at the time of the sale. As a result of the sale, each of Messrs. Fimberg, Williams and Woodward severed their respective consulting and employment relationships with Lexford. Mr. Fimberg remains a Trustee of Lexford. Each of Messrs. Fimberg, Williams and Woodward were also former beneficial equity owners of Lexford Properties, Inc. prior to Lexford's original acquisition of the Third Party Management Business in August, 1996. Lexford received a promissory note in the principal amount of $1.8 million payable over a ten year period which bears interest at 6% per annum until April 1, 2000 and 11% per annum thereafter, in exchange for all of the outstanding preferred stock of LPM. Mr. Fimberg did not participate in Lexford's decision to sell the Third Party Management Business. Management believes that the terms for the sale of the Third Party Management Business are representative of terms which would have been available from an unrelated purchaser.

NOTE 7:  EXTRAORDINARY ITEM AND IMPAIRMENT LOSS

         In accordance with Financial Accounting Standards Board Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("FASB 121"), Lexford records an impairment loss on long lived assets used in operations when events and circumstances indicate that an asset might be impaired and the undiscounted cash flows estimated to be generated by an asset are less than the carrying amounts of the asset. In the fourth quarter of 1998 based upon management's intent to dispose of a Rental Property Lexford determined that an asset with a carrying value of $1.7 million was impaired and recorded a real estate impairment loss of $1.0 million to write the asset down to its estimated fair value based upon management's estimate of the net proceeds which would be received upon disposal. In the fourth quarter of 1998, Lexford consented to an insubstance foreclosure to the mortgagee of this Rental Property. As a result of this transaction Lexford recorded an extraordinary gain of $1.0 million since the mortgage debt exceeded the adjusted carrying value of the asset. In December 1998, Lexford also refinanced mortgages on 25 Rental Properties and eight properties owned by Unconsolidated Partnerships. Mortgage indebtedness on the 25 Rental Properties, with a contractual balance of approximately $38.7 million and a Carrying Value of approximately $37.8 million, was refinanced with mortgages bearing a fixed rate of interest of 7.6%, with 25 year amortization and ten year maturities.

         A net extraordinary gain of approximately $631,000 resulted from the mortgage debt refinancing and the insubstance foreclosure transaction. The net gain is comprised of a $1.0 million gain on the insubstance foreclosure, plus an extraordinary gain of $1.7 million generated from debt discounts received from the prior lenders to Rental Properties whose mortgage debt was refinanced. These gains were offset by a $1.2 million loss due to prepayment penalties paid to the former lenders and a loss of approximately $902,000 that arose from the mortgages being repaid from refinance proceeds at the contractual balance amounts, which exceeded the Carrying Values of the mortgages (see Note 5).

         The refinancing of the mortgage debt on eight properties owned by Unconsolidated Partnerships were on the same terms as the mortgages on the Rental Properties. Lexford received approximately $900,000 of excess proceeds from the refinancing as repayment of advances and other amounts due to Lexford from the Unconsolidated Partnerships.

         During 1997, Lexford refinanced mortgages on six Rental Properties. Mortgage indebtedness on these Rental Properties, with a contractual value of approximately $7.4 million and a Carrying Value of approximately $7.1 million, was refinanced with mortgages bearing a fixed rate of interest ranging from 7.45% to 9.03%, with 25 year amortization and ten year maturities. Annual debt service on the affected Rental Properties decreased approximately $18,000. An extraordinary loss of approximately $180,000, net of tax benefits, resulted from the mortgage debt refinancings of the Rental Properties. The loss arose from the mortgages being repaid from refinance proceeds at the contractual balance amounts, which exceeded the Carrying Values of the mortgages (see Note 5).

         In 1996, Lexford completed modification or refinancing transactions on Rental Properties and Unconsolidated Partnerships which resulted in an extraordinary loss of $1.6 million, net of tax benefits in 1996. The loss arose from those mortgages being repaid from refinance proceeds at the contractual balance amounts, which exceeded the Carrying Values of the mortgage (see Note 5).

         The refinancing of mortgages on the Unconsolidated Partnerships generated loan fee revenue of approximately $96,000 in 1998, $130,000 in 1997 and $752,000 in 1996. The fees were based upon a graduated percentage of the new loan amounts and are classified with Fee Based Revenue in the Consolidated Statements of Income.

NOTE 8:  SHARE BASED COMPENSATION

         Lexford provides share based compensation to employees and non-employee trustees including share options, share awards and shares in lieu of cash payments under various plans and contractual arrangements.

         Rabbi Trust

         Lexford established the Rabbi Trust in 1996. The Rabbi Trust was established to permit executive officers and trustees to defer taxes on awards of Company shares. The Rabbi Trust is currently restricted to holding Company shares or cash equivalents. In 1998, the Emerging Issues, Task Force of the Financial Accounting Standards Board ("EITF") reached a consensus on Issue No. 97-14, Accounting for Deferred Compensation Arrangements. In accordance with that consensus, the deferred compensation liability represented in the Rabbi Trust and the securities issued to fund such deferred compensation liability must be consolidated by Lexford and carried on Lexford's balance sheet, and Lexford's common shares held in the Rabbi Trust must be accounted for as treasury shares by Lexford. Lexford has applied EITF No. 97-14 commencing with the first quarter of 1998.

         Performance Equity Plan

         In October 1997, the shareholders of Lexford approved Lexford's 1997 Performance Equity Plan (the "Performance Plan"). The Performance Plan authorized the grant of restricted share awards to certain officers and non-employee trustees. The Performance Plan, as approved, authorized awards which would vest only upon attainment of specified financial or share price targets over a three year term (1997 through 1999), with increasing performance goals associated with each year of the term. A total of 636,000 shares of restricted Common shares was available for grants, and on October 7, 1997 the Compensation Committee of Lexford's Board of Directors authorized awards of restricted grants for 636,000 shares.

         In 1998, the final tranche of 212,000 shares awarded under the Performance Plan vested upon achievement of the performance goals. The vesting of these shares resulted in a non-cash charge in 1998 of approximately $2.5 million. In 1997, 424,000 shares awarded under the Performance Plan vested upon achievement of the performance goals. The vesting of these shares resulted in a non-cash charge in 1997 of approximately $6.3 million.

         Incentive Equity Plan and Other Share Based Compensation Lexford also has an Incentive Equity Plan (the "Incentive Plan"), that was established in 1992 and amended with shareholder approval in 1995, that authorizes Lexford's issuance of shares in connection with options and restricted share awards. The Incentive Plan, which benefits officers, key employees and non-employee trustees, authorized approximately 1,182,000 shares for officers and key employees and approximately 280,400 shares for non-employee trustees. At December 31, 1998, approximately 45,000 shares remain available for officers and key employees and approximately 64,400 shares remain available for grants of options to non-employee trustees. The shares available for future options and awards may be granted at the discretion of Lexford's Board of Trustees ("Board") or the Compensation Committee of the Board.

         In 1998, Lexford granted to officers and key employees options for the purchase of 116,000 shares and 144,000 restricted shares which vest ratably over time contingent upon continuing service to Lexford with terms for acceleration upon a change in control of Lexford. In addition, 4,000 restricted shares were granted to the non-employee Chairman of the Board in 1998. Also during 1998, an officer received 1,579 shares in lieu of cash compensation pursuant to the terms of the officer's employment contract requiring shares in lieu of an increase in base salary.

         In 1997, Lexford granted to officers and key employees options for the purchase of 72,550 shares, 15,000 restricted shares, and 18,000 shares originally granted with vesting contingent on certain Company performance criteria which was modified to time vesting in 1998. In addition, options for the purchase of 32,000 shares, and 4,000 restricted shares were granted to non-employee directors in 1997. In addition, certain officers and key employees received 8,620 shares in lieu of cash compensation in 1997 and 150,800 restricted shares were issued under employment agreements.

         In 1996, Lexford granted options for 152,000 shares, including 32,000 to non-employee directors, restricted share awards for 99,000 shares and deferred awards for 76,000 shares. The restricted share awards included up to 35,000 shares as a Company match of shares if purchased by officers by April 1997, and 64,000 shares which vest ratably over time. The deferred share awards vest upon achievement of specified performance criteria.

         Awards of shares provided for in the Incentive Plan, depending on the nature of the award, may be reflected as compensation over the vesting period. Compensation expense resulting from transactions under this plan and other equity compensation arrangements was $1.6 million, $842,600 and $207,500 for 1998, 1997 and 1996, respectively, in addition to the non cash charge recorded for the Performance Plan. Weighted average per share value at grant date of the restricted and deferred equity awards was $17.42, $14.68 and $9.29 for 1998, 1997 and 1996, respectively.

         In 1996, the shareholders of Lexford approved Lexford's Non-Employee Trustee Restricted Stock Plan (the "Trustee Plan") that provides for compensation earned by the trustees to be paid, at the option of the trustees, in whole or in part, in shares in lieu of cash fees. The Trustee Plan authorized 100,000 shares, of which approximately 56,000 shares remain available at December 31, 1998. In 1998, 1997 and 1996 Lexford recorded compensation of approximately $204,000, $277,000 and $118,000, respectively, related to the Trustee Plan.

         Stock Option Valuation

         Lexford has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations in accounting for its employee and trustee stock options, because the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock Based Compensation," ("FASB 123") requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of Lexford's employee stock options equals the market price of the underlying stock on the date of the grant, no compensation expense is recognized.

         Pro forma information regarding net income and earnings per share is required by FASB 123, which also requires that the information be determined as if Lexford has accounted for its employee stock options granted subsequent to December 31, 1994 under the fair value method of that Statement. The fair value for these options was estimated at the date of the grant using the Black-Scholes option pricing model.

         The following assumptions were utilized in the pricing model: a weighted average risk free interest rate of 5.22% in 1998, 5.6% in 1997 and 6.5% in 1996; dividend yield of nine percent in 1998 and one percent in 1997 and 1996; volatility factors of the expected market price of Lexford's common stock of 0.253 in 1998, 0.248 in 1997 and
         0.236 in 1996; and a weighted average expected life of 6 years in 1998,
         6.3 years in 1997, and 7 years in 1996.

         The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restriction and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected price volatility of Lexford's shares. Because Lexford's employee stock options have characteristics significantly different from those of unrestricted, fully transferable options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not provide a reliable measure of the fair value of its outstanding employee stock options.

         For purposes of pro forma disclosures, the estimated fair value of the options is amortized over the options vesting period. Lexford's pro forma information follows:

                                                          1998                1997          1996
                                                     -------------       ------------   ------------
Pro forma net income/(loss) (in thousands)..........  $   (5,136)         $    3,027     $   3,630
                                                     -------------       ------------   ------------
                                                     -------------       ------------   ------------
Pro forma basic earnings per share..................  $    (0.56)         $     0.37     $    0.48
                                                     -------------       ------------   ------------
                                                     -------------       ------------   ------------
Pro forma diluted earnings per share................  $    (0.56)         $     0.36     $    0.46
                                                     -------------       ------------   ------------
                                                     -------------       ------------   ------------

         The following table summarizes Lexford's stock option activity, and related information for the years ended December 31, 1998, 1997 and 1996 (in thousands except for exercise prices):

                                                1998                          1997                          1996
                                       --------------------------     -----------------------     -------------------------
                                                       WEIGHTED                     WEIGHTED                      WEIGHTED
                                                         AVE.                         AVE.                          AVE.
                                                       EXERCISE                     EXERCISE                      EXERCISE
                                        OPTIONS         PRICE          OPTIONS       PRICE         OPTIONS         PRICE
                                       ---------      ----------      --------     ---------      ---------      ----------
         Options outstanding at
         beginning of year........        434            $7.20          352          $5.45            270           $2.05
             Options granted......        116           $18.05          104         $12.27            152           $9.44
             Options exercised....       (305)           $5.99          (18)         $2.07            (68)          $0.90
             Options forfeited....        (18)           $9.95           (4)         $9.59             (2)          $1.31
                                       ---------      ----------      --------     ---------      ---------      ----------
         Options outstanding at
         end of year..............        227           $13.88          434          $7.20            352           $5.46
                                       ---------      ----------      --------     ---------      ---------      ----------
                                       ---------      ----------      --------     ---------      ---------      ----------

         Options exercisable at
         end of year..............         51            $9.57          234          $4.17            176           $2.60

         Weighted Ave. Fair Value
         of Options Granted
         during the Year..........                       $1.54                       $4.15                          $3.19
                                                      ----------                   ---------                     ----------
                                                      ----------                   ---------                     ----------

         Options awarded have an exercise price equal to or greater than the market price of the Common Stock at the time of the award, and are subject to vesting schedules as determined by Lexford's Board of Trustees or its Compensation Committee. The options granted expire, if not exercised, ten years from the date on which the option was granted (subject to earlier expiration or lapse in the event of termination of employment). Exercise prices for options outstanding as of December 31, 1998 ranged from $0.71 to $19.69 per share with a weighted average remaining term of 8.3 years. At December 31, 1998, there were options outstanding to purchase approximately 14,000 shares at an exercise price less than $9 and approximately 213,000 shares at an exercise price in excess of $9.

NOTE 9:  INCOME TAXES

         1998

         Lexford intends to elect to be taxed as a REIT under sections 856 through 860 of the Internal Revenue Code of 1986, as amended, commencing with its taxable year beginning January 1, 1998. Lexford will, and intends to continue to distribute at least 95% of its real estate investment trust taxable income. As a REIT, Lexford generally will not be subject to Federal Income Tax on income it distributes to shareholders as long as it distributes 100% of its REIT taxable income. Lexford will generally not be subject to state income taxes in the jurisdictions where the Properties are currently located. The Consolidated Statement of Income for the year ended December 31, 1998 does not include a provision for federal or state income taxes.

         Lexford made an election pursuant to Notice 88-19 with the filing of its 1997 corporate income tax return. This election enabled Lexford to avoid having to treat Lexford's conversion to real estate investment trust status as a taxable disposition of its assets as of December 31, 1997.

         As a former C corporation Lexford potentially remains subject to corporate level taxes for any asset disposition between January 1, 1998 through December 31, 2008. The amount of income potentially subject to corporate level tax is generally equal to the excess of the fair market value of the asset over its adjusted tax basis as of December 31, 1997 or the actual amount of taxable gain, whichever is greater. Any gains recognized during this period of time could be offset by available net operating losses ("NOLs"), passive activity losses ("PALs") and/or business tax credit carry forwards.

         Prior Years

         Lexford and its subsidiaries filed a consolidated Federal income tax return in 1997 and 1996. For financial reporting purposes, Lexford followed FASB Statement No. 109 ("FASB 109"). In accordance with FASB 109, income taxes have been provided at statutory rates in effect during the period. Tax benefits associated with net operating loss carry forwards and other temporary differences that existed at the time Fresh Start reporting was adopted are reflected as an increase to Additional Paid-in Capital in the period in which they were realized.

         The provision for income taxes in the Consolidated Statements of Income (including amounts applicable to extraordinary items) is as follows (in thousands):

                                                                                  YEARS ENDED
                                                                             1997              1996
      Current:
      Federal........................................................   $       0         $       0
      State..........................................................         380               250
      Accounts Not Payable in Cash...................................       1,694             2,151
                                                                        ----------        ----------
                                                                           $2,074            $2,401
                                                                        ----------        ----------
                                                                        ----------        ----------

         Lexford's actual income tax payments for the years 1997 and 1996 were significantly less than the total provision for income taxes because of available net operating loss carry forwards and other tax benefits. The amounts included in the provision for taxes for which no amounts were payable in cash are set forth in the table above.

         The effective income tax rates varied from the federal statutory rate as follows (in thousands):

                                                                                  YEARS ENDED
                                                                           --------------------------
                                                                               1997            1996
                                                                           ----------       ---------
     Federal Tax Provision at Statutory Rates........................         $1,787          $2,094
     State Income Taxes Net of Federal Income Tax Benefit............            252             165
     Other Permanent Differences.....................................             36             142
                                                                              $2,074          $2,401
                                                                           ----------       ---------
     Effective Income Tax Rate.......................................           39.3%           39.0%
                                                                           ----------       ---------
                                                                           ----------       ---------

         Significant components of Lexford's deferred tax assets and liabilities are as follows at December 31, 1997 (in thousands).

                                                                                   1997
                                                                                ---------
Deferred Tax Assets and Other:
    Net Operating Loss Carry Forwards and Other Carry Forwards.........          $22,000
    Suspended Passive Activity Losses..................................           34,000
    Tax Basis of Assets in Excess of Fresh Start Estimated Fair Values.           11,000
                                                                                ---------
                                                                                  67,000
Less:  Valuation Allowance.............................................          (31,000)
                                                                                ---------
                                                                                 $36,000
                                                                                ---------
                                                                                ---------

Deferred Tax Liabilities:
    Negative Capital Accounts..........................................          $33,000
    Tax Basis of Liabilities in Excess of Related Fresh Start Estimated
        Fair Values....................................................            3,000
                                                                                ---------
                                                                                 $36,000
                                                                                ---------
                                                                                ---------

         The valuation reserve against deferred tax assets has been reduced by amounts equivalent to the portions of the tax provisions which are not payable in cash. Corresponding increases have been made to Additional Paid-in Capital.

         As a result of the uncertainties relating to the ultimate utilization of favorable tax attributes described below, Lexford has provided a valuation allowance for the remaining excess of the net deferred tax assets as of December 31, 1997.

         In addition to regular corporate income tax, corporations are subject to an alternative minimum tax liability to the extent alternative minimum tax exceeds regular tax. Lexford will record an alternative minimum tax liability in the year that events and transactions create an alternative minimum tax which is probable of being paid and can be reasonably estimated by Lexford.

         As of December 31, 1998, Lexford has estimated that it has NOL carry forwards for tax purposes of approximately $73.0 million which if not utilized, expire in the years 2000 through 2013. In the event that current or future 5% shareholders (as defined by the Internal Revenue
         Code) acquire or dispose of shares, over a defined time period, representing in the aggregate 50% or more of Lexford's outstanding shares, a limitation on the use of NOL carry forwards will occur. Lexford has also estimated that it has approximately $103.2 million in suspended PALs which may be available to offset future passive and active income. The tax basis for federal income tax purposes in Rental Properties was approximately $484 million at December 31, 1998.

         Lexford's ability to utilize tax carry forwards will be subject to a variety of factors including Lexford's dividend distribution policy. In general, Lexford will be entitled to utilize NOLs and business tax credit carry forwards only to the extent that real estate investment trust taxable income exceeds Lexford's deduction for dividends paid.

NOTE 10:  NON-RECURRING COSTS

         Non-recurring Costs were approximately $2.7 million for the year ended December 31, 1998. Approximately $1.6 million of the charge related to the Retirement Plan ("Trustee Retirement Plan") for four Trustees who retired April 15, 1998. Each retiring Trustee received a package consisting of the right to receive a cash payment of $225,000 (the "Retirement Payment"), vesting of all non-vested common share awards and the opportunity to continue participation in Lexford's Executive Deferred Compensation Plan and the Rabbi Trust for up to five years. The retiring Trustees were also afforded the opportunity to defer receipt of all or any portion of the Retirement Payment and direct that the deferred portion be contributed to the Rabbi Trust and invested in Lexford's common shares for their benefit. In connection with their participation in the Trustee Retirement Plan, two of the retiring trustees elected to defer receipt of a total of $400,000 of Retirement Payments in such manner. The remaining $1.1 million of Non-recurring Costs relates to severance costs associated with 23 terminated employees, and costs related to the closing of satellite offices. The positions were eliminated as part of a strategic initiative implemented in 1998 to better align its organization and cost structure with planned revenue levels. The majority of the charge was incurred in the fourth quarter of 1998.

         In 1997, Lexford incurred Non-recurring Costs totaling approximately $828,000. Approximately $400,000 of the charge was due to costs related to the elimination of overlapping functions between Lexford Properties, Inc. and Lexford's previous management services operations. In the second half of 1997, Lexford recorded a charge of approximately $428,000 primarily related to costs incurred for the Form S-11 filing for the proposed spin-off of Lexford's Rental Properties. Lexford subsequently withdrew this filing as it has determined to maintain its ownership interests in the Rental Properties and seek to qualify as a REIT under the Internal Revenue Code.

         In 1995, Lexford implemented a corporate restructuring plan and initiated further restructuring in 1996. Lexford recorded a charge of approximately $243,000 in 1996 related to the costs of the restructuring, principally severance and separation costs. Approximately 26 employees were released as a result of the restructurings in 1995 and 1996. In 1996 Lexford paid $1.7 million of costs related to the 1995 and 1996 restructurings.

NOTE 11:  COMMITMENTS AND CONTINGENCIES

         Lease Commitments

         Minimum payments under the terms of all noncancellable operating leases in which Lexford is the lessee, principally for office space, at December 31, 1998 are as follows (in thousands):

1999...................................................            $808
2000...................................................             505
2001...................................................             504
2002...................................................             517
2003...................................................             511
Thereafter.............................................             419
                                                                --------
                                                                 $3,264
                                                                --------
                                                                --------

         Litigation

         Lexford is involved in various legal actions arising out of the normal course of its business. Management of Lexford, based upon knowledge of facts and the advice of counsel, believes potential exposure to loss from legal actions should not result in a material adverse effect on Lexford's consolidated financial position.

         On October 30, 1998, Lexford reached a settlement in its final lawsuit related to claims for termite damage losses. Pursuant to the terms of the settlement agreement, Lexford, in its capacity as general partner of limited partnerships that own Rental Properties and Unconsolidated Partnerships and as agent for parties that have purchased apartment communities formerly owned by Unconsolidated Partnerships, has received cash payment in the gross amount of $3,075,000 and has paid contingency legal fees of $975,000 from the settlement proceeds. The net proceeds of the settlement have since been allocated among the properties (including those owned by third parties) based upon the extent of the termite damage at each such property. Lexford's portion of the proceeds from the settlements will be utilized to offset costs to be incurred for termite repairs and has been included in Other Liabilities in the amount of approximately $1.1 million and $1.9 million at December 31, 1998 and 1997, respectively.

NOTE 12:  RETIREMENT PLAN

         Lexford maintains the Lexford Residential Trust Savings Plan (the "Savings Plan") under section 401(k) of the Internal Revenue Code (the "Code"), to which participants may contribute a percentage of their base pay and overtime earnings up to limits established by the Code. The Savings Plan was amended and restated, effective January 1, 1999, to provide for a seven year graduated vesting schedule for Company matching contributions. Any participant who was 100% vested prior to the effective date will remain 100% vested. Effective July 1, 1996, the Savings Plan was amended to include employees at the Properties as participants and increase Lexford match. Lexford matching contribution amounts to 1% of wages for every 2% of wages contributed by a participant up to a maximum of the lesser of 3% of wages or $2,000 per year. In 1998, 1997 and 1996, Lexford's cash contributions amounted to approximately $197,100, $126,400, and $134,000, respectively.

NOTE 13:  RELATED PARTY TRANSACTIONS

         Lexford is the sole beneficial equity owner of all Rental Properties and is a general partner in the Unconsolidated Partnerships. Lexford also serves as the management company for substantially all of the Properties and provides various ancillary services, including a Preferred Resource purchasing program to the Properties and renter's insurance to residents. Lexford's fee based revenue, and interest income are derived from Unconsolidated Partnerships. Approximately $429,000 and $2.0 million of Lexford's accounts receivables, net of an allowance of approximately $196,000 and $942,000, are due from the Unconsolidated Partnerships as of December 31, 1998 and 1997, respectively.

         In 1998, Lexford received a net repayment of advances from Unconsolidated Partnerships of approximately $128,000, and in 1997 and 1996 Lexford advanced to Unconsolidated Partnerships, net of amounts repaid, approximately $992,000 and $2.6 million, respectively. The majority of the advances relate to operating needs and advances to facilitate the refinancing of the mortgages on the Properties as described in Note 5. The interest rate on these advances is currently prime plus one percent. This interest rate may be adjusted in the future based on prevailing market rates.

         During the fourth quarter of 1998, Lexford loaned approximately $352,000 to certain key officers. The majority of the loans bear interest at the rate of 1% in excess of the prime rate of the Bank and are due in three years. The loans were made to fund the personal income tax obligations arising from the tax effect of the exercise of non-qualified stock options. At December 31, 1998, the amount of loans and related interest outstanding amounted to approximately $355,000.

         An independent trustee of Lexford is a partner in the law firm which serves as outside general counsel to Lexford. Legal fees paid related to services provided to Lexford by this law firm were approximately $1.1 million in 1998, $981,000 in 1997, and $286,000 in 1996. Lexford
         had accrued expenses of $75,000 and $176,000 to this law firm at December 31, 1998 and 1997, respectively. In addition, legal fees paid related to debt restructuring and refinancing services provided by this law firm to the Rental Properties and Unconsolidated Partnerships were approximately $118,000 in 1998, $99,000 in 1997 and $523,000 in 1996.
         Another independent trustee of Lexford has a minority interest in the lessor of the office facility that houses Lexford's operations.

NOTE 14:  UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENTS

         The following unaudited pro forma condensed consolidated income statements for the years ended December 31, 1998 and 1997 assume that all 324 former Unconsolidated Partnerships acquired in 1998 were purchased as of January 1, 1998 and 1997, respectively. The unaudited pro forma condensed consolidated income statements do not purport to present what Lexford's results of operations would actually have been had such events in fact occurred on the date or at the beginning of the periods indicated above or to project Lexford's results of operations for any future date or period.

         PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENTS

                                                                                     YEARS ENDED DECEMBER 31
                                                                                   ---------------------------
                                                                                       1998           1997
                                                                                    UNAUDITED       UNAUDITED
                                                                                   -----------     -----------
                                                                                    (IN THOUSANDS, EXCEPT PER
                                                                                          SHARE AMOUNTS)
         Revenues:
             Rental and Other Property Revenues...............................       $148,857       $144,657
             Fee Based and Income from Unconsolidated Partnership (a).........          7,451         10,035
                                                                                   -----------     -----------
                                                                                     $156,308       $154,692
         Expenses:
             Property Operating and Maintenance...............................         48,733         45,150
             Real Estate Taxes and Insurance..................................         12,239         13,066
             Property Management (a)..........................................         12,506         15,340
             Administration...................................................          6,287          5,194
             Non-recurring Costs/Performance Equity Plan (b)..................          5,173          6,681
             Interest.........................................................         46,569         47,745
             Depreciation and Amortization....................................         23,274         21,545
             Real Estate Impairment Loss (b)..................................          1,014             --
             Loss on Sale of Third Party Management Business (c)..............          6,300             --
                                                                                   -----------     -----------
                                                                                      162,095        154,721
         Income/(Loss) before Gain on Disposal of Assets, Income Taxes and
             Extraordinary Items..............................................         (5,787)           (29)
             Provision for Income Taxes.......................................             --           (768)
             Extraordinary Gain/(Loss)........................................            631           (180)
             Gain on Disposal of Assets--Net..................................            499          1,989
                                                                                   -----------     -----------
         Net Income/(Loss)....................................................        $(4,657)        $1,012
                                                                                   -----------     -----------
                                                                                   -----------     -----------
         Basic Earnings/(Loss) Per Share......................................          $(.51)         $.13
                                                                                   -----------     -----------
                                                                                   -----------     -----------
         Diluted Earnings/(Loss) Per Share....................................          $(.50)         $.12
                                                                                   -----------     -----------
                                                                                   -----------     -----------

         -------------------------
         (a) Includes management fees received and expenses incurred in conjunction with the operation of Lexford's Third Party Management Business during 1997 and the first quarter of 1998. (See Note 6 -- "Sale of Third Party Management Business"). The decline in Fee Based revenues is primarily attributable to the sale described therein.

         (b) See Note 10 -- "Non-recurring Costs", Note 8 -- "Performance Equity Plan" and Note 7 -- "Extraordinary Item and Impairment Loss"

         (c)      See Note 6 -- "Sale of Third Party Management Business"

NOTE 15:  EARNINGS AND DIVIDENDS PER SHARE

         Earnings Per Share

         The following table shows the amounts used in computing basic and diluted earnings per share as well as weighted average numbers of shares outstanding and the effect on income of restricted common shares and stock options with dilutive potential (in thousands except per share amounts):

                                                                      1998             1997              1996
                                                                  ----------         ---------        ---------
Numerator for Basic and Diluted Earnings Per Shares:
    Income before Extraordinary Items......................        $(5,532)           $3,386           $5,370
    Extraordinary Item.....................................            631              (180)          (1,614)
                                                                  ----------         ---------        ---------
    Net Income/(Loss)......................................        $(4,901)           $3,206           $3,756
                                                                  ----------         ---------        ---------
                                                                  ----------         ---------        ---------
Denominators:
    Denominator for Basic Earnings Per Share--
    Weighted Average Shares................................          9,211             8,072            7,538
    Effect of Dilutive Securities:
        Stock Options (1)                                              ---               172              192
        Time Vesting Restricted Share Awards...............             28                70               95
                                                                  ----------         ---------        ---------
    Dilutive Potential Common Shares.......................             28               242              287
                                                                  ----------         ---------        ---------
    Denominator for Diluted Earnings Per Share--
    Adjusted Weighted Average Shares                                 9,239             8,314            7,825
                                                                  ----------         ---------        ---------
                                                                  ----------         ---------        ---------

Basic Earnings Per Share:
    Income/(Loss) Before Extraordinary Item                         $(0.60)            $0.42)           $0.71
    Extraordinary Item.....................................           0.07             (0.02)           (0.21)
                                                                  ----------         ---------        ---------
    Net Income/(Loss)                                               $(0.53)            $0.40            $0.50
                                                                  ----------         ---------        ---------
                                                                  ----------         ---------        ---------
Diluted Earnings Per Share:
    Income/(Loss) Before Extraordinary Item................         $(0.60)            $0.41            $0.69
    Extraordinary Item.....................................           0.07             (0.02)           (0.21)
                                                                  ----------         ---------        ---------
    Net Income/(Loss)......................................         $(0.53)            $0.39            $0.48
                                                                  ----------         ---------        ---------
                                                                  ----------         ---------        ---------

------------------------

(1) Options to purchase 62,877 shares were excluded from diluted earnings per share for the year ended December 31, 1998 because including the shares in the denominator for diluted earnings per share would be anti-dilutive as a result of the Net Loss the Company recognized for the year ended December 31, 1998. Weighted average shares outstanding, for diluted earnings per share, excludes options to purchase 15,000 and 8,000 shares in 1998 and 1997, respectively, because the exercise price exceeded the average share price. For additional disclosures regarding outstanding employee stock options see Note 8.

         In August 1996, Lexford issued 1.4 million common shares in connection with its acquisition by merger of Lexford Properties, Inc. (the original owner of the Third Party Management Business), 900,000 shares of which were subject to forfeiture in whole or in part. The 900,000 contingent shares were excluded from the weighted average shares outstanding in 1997 and 1996. On March 13, 1998, Lexford negotiated a settlement with the holders of the contingent shares whereby 300,000 of the contingent shares were released in exchange for the forfeiture and cancellation of the remaining 600,000 shares. The 300,000 shares released are included in the weighted average shares outstanding in 1998 (see Note 6).

         Dividends Per Share

         In order to qualify as a real estate investment trust, Lexford must, among other requirements, distribute at least 95% of its real estate investment trust taxable income (exclusive of capital gains) to its shareholders. Per share dividend payments by Lexford were characterized in the following manner for income tax purposes:

                                                                  1998
                                                                ---------
Ordinary Income........................................           $0.88
Capital Gain Income....................................            0.00
Return of Capital                                                  0.00
                                                                ---------
     Total Dividends...................................           $0.88
                                                                ---------
                                                                ---------

         Current federal tax rules generally require that dividends declared during October, November and December of Lexford's calendar year and paid prior to January 31st of the following year be included in the income of Lexford's shareholders in the year that they are declared.

NOTE 16: QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

         Summarized unaudited consolidated quarterly information for 1998 and 1997 is provided below (amounts in thousands, except per share amounts).

                                             FIRST QUARTER   SECOND QUARTER   THIRD QUARTER     FOURTH QUARTER
REVENUES
    1998..................................     $29,198          $38,387          $39,192            $39,728
    1997..................................     $16,833          $17,025          $17,666            $17,525
Income/(Loss) before Extraordinary Item
    1998..................................     $(6,888)          $1,068             $757              $(469)
    1997..................................      $1,276           $1,655           $1,841            $(1,386)
Extraordinary Item, net of Income Taxes
    1998..................................        $  0             $  0             $  0               $631
    1997..................................        $  0            $(180)            $  0              $   0
Net Income (Loss)
    1998..................................     $(6,888)          $1,068             $757               $162
    1997..................................      $1,276           $1,475           $1,841            $(1,386)
Earnings per share:
Basic
Income/(Loss) before Extraordinary Item
    1998..................................      $(0.80)           $0.12            $0.08             $(0.05)
    1997..................................       $0.16            $0.21            $0.23             $(0.16)
Extraordinary Item
    1998..................................       $0.00            $0.00            $0.00              $0.07
    1997..................................       $0.00           $(0.02)           $0.00              $0.00
Net Income/(Loss)

    1998..................................      $(0.80)           $0.12            $0.08              $0.02
    1997..................................       $0.16            $0.19            $0.23             $(0.16)
Diluted
Income/(Loss) before Extraordinary Item

    1998..................................      $(0.80)           $0.11            $0.08             $(0.05
    1997..................................       $0.16            $0.20            $0.22             $(0.16)
Extraordinary Item
    1998..................................       $0.00            $0.00            $0.00              $0.07
    1997..................................       $0.00           $(0.02)           $0.00              $0.00
Net Income/(Loss)
    1998..................................      $(0.80)           $0.11            $0.08              $0.02
    1997..................................       $0.16            $0.18            $0.22             $(0.16)

                                                                    SCHEDULE II

                            LEXFORD RESIDENTIAL TRUST

                        VALUATION AND QUALIFYING ACCOUNTS

            FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                 (IN THOUSANDS)

                                                                     ALLOWANCE FOR DOUBTFUL ACCOUNTS
                                                                 --------------------------------------
                                                                   1998           1997           1996
                                                                 ---------     ---------      ---------
Balance at Beginning of Period.............................       $ 3,547        $3,691         $3,415
  Add: Charged to Costs and Expenses:......................
    Recovery of Allowances.................................                          --           (300)
    Other Allowances.......................................         1,670           389            803
  Less: Account Charge Offs................................        (3,052)         (533)          (227)
                                                                 ---------     ---------      ---------
Balance at End of Period...................................        $2,165        $3,547         $3,691
                                                                 ---------     ---------      ---------
                                                                 ---------     ---------      ---------

                            LEXFORD RESIDENTIAL TRUST
             REAL ESTATE AND ACCUMULATED DEPRECIATION--SCHEDULE III
                                DECEMBER 31, 1998
                                 (IN THOUSANDS)

            Column A                         Column B                        Column C                        Column D
---------------------------------------------------------------------------------------------------------------------------------
          Description                                                     Initial Costs                   Costs Capitalized
      (Garden Apartments)                  Encumbrances                  To the Company                Subsequent to Acquisition
                                                      At       At Stated
                                                 Contractual   Carrying               Buildings and
       Property Name                     State      Value        Value        Land     Improvements  Improvements   Carrying Cost
---------------------------------------------------------------------------------------------------------------------------------
GLENVIEW.........................         AL        1,682        1,682          178        1,785           35            --
WOODVALLEY.......................         AL        1,418        1,418           77        1,416            6            --
AMBERWOOD I......................         FL          404          404           18          478           15            --
APPLEWOOD I & II.................         FL        2,220        2,220          292        3,523          822            --
BAYSIDE..........................         FL          653          653           85          684           39            --
BEL AIRE I.......................         FL        1,418        1,418          241        1,232           11            --
BEL AIRE II......................         FL        1,132          436           81          287           17            --
BERRY PINES......................         FL        1,008        1,008           44        1,030           36            --
BLUEBERRY HILL I.................         FL          751          751           64          363          409            --
BRANCHWOOD.......................         FL        2,303        2,303          188        2,345           33            --
BRANDYWINE E.....................         FL          525          525           64          526           17            --
CALIFORNIA GARDENS...............         FL        1,139          581           96          521           20            --
CANDLELIGHT I....................         FL          606          606           69          664           17            --
CANDLELIGHT II...................         FL          601          601           76          635           28            --
CANTERBURY CROSSINGS.............         FL        1,281          675           78          386           51            --
CEDARWOOD I......................         FL          753          753           63          804           15            --
CEDARWOOD II.....................         FL          575          575           46          484           16            --
CENTRE LAKE III..................         FL        4,821        4,821        1,211        3,117          121            --
CLEARLAKE PINES II...............         FL        1,045        1,045          113        1,033           17            --
COUNTRYSIDE I....................         FL          862          862          146          842           21            --
COUNTRYSIDE II...................         FL        1,502        1,502           79        1,862           21            --
CYPRESS..........................         FL        1,014        1,014           58        1,025           41            --
DEERWOOD.........................         FL          682          682           67          650           68            --
DRIFTWOOD........................         FL          682          682           80        1,130           22            --
ELMWOOD I........................         FL        1,358        1,358          298        1,284          182            --
ELMWOOD II.......................         FL        1,343        1,343          341        1,228          127            --
FOREST GLEN......................         FL        1,099        1,099          229          995           86            --
GARDEN TERRACE I.................         FL          604          604           89          801          121            --
GARDEN TERRACE II................         FL          690          690            9          903           31            --
HERON POINTE.....................         FL        1,624        1,624          368        1,441          272            --
HICKORY PLACE....................         FL        1,339        1,339          191        1,622           17            --
HIDDEN ACRES.....................         FL        1,661        1,661          388        1,136           66            --
HIDDEN PINES.....................         FL          887          887           59        1,017           21            --
HIGH POINTS......................         FL        1,077        1,077          129          918           20            --
HILLCREST VILLAS.................         FL          980          980           79          880           29            --
HILLSIDE TRACE...................         FL        1,074        1,074          197          833           19            --
HOLLY RIDGE......................         FL        2,366        2,366          625        1,906           11            --
HOLLY SANDS I....................         FL        1,395        1,395          229        1,142           55            --
HOLLY SANDS II...................         FL        1,047        1,047          232          943          113            --
JEFFERSON WAY I..................         FL        1,038        1,038          116        1,063           48            --
JUPITER COVE I...................         FL        1,246        1,122          220          805           25            --
JUPITER COVE III.................         FL        1,308        1,308          286        1,026           27            --
MARK LANDING I...................         FL        1,319        1,319          251        1,482           82            --
MEADOWOOD II.....................         FL          836          836           56        1,039           14            --
MIGUEL PLACE.....................         FL        1,482        1,482          237        1,125           38            --
MORNINGSIDE......................         FL        1,124        1,124           64        1,269          131            --
MOSSWOOD I.......................         FL          798          798           54          768           19            --
MOSSWOOD II......................         FL        1,534        1,534           64        1,583           37            --

                                       25

            Column A                         Column B                        Column C                        Column D
---------------------------------------------------------------------------------------------------------------------------------
          Description                                                     Initial Costs                   Costs Capitalized
      (Garden Apartments)                  Encumbrances                  To the Company                Subsequent to Acquisition
                                                      At       At Stated
                                                 Contractual   Carrying               Buildings and
       Property Name                     State      Value        Value        Land     Improvements  Improvements   Carrying Cost
---------------------------------------------------------------------------------------------------------------------------------
NOVA GLEN I......................         FL          896          896           90          930           13            --
NOVA GLEN II.....................         FL        1,309        1,309          123        1,316           17            --
NOVAWOOD I.......................         FL          944          944           88        1,001           28            --
NOVAWOOD II......................         FL          835          835           78          945           21            --
OAK GARDENS......................         FL        2,574        1,845          582        1,759           18            --
OAK RIDGE........................         FL        1,218        1,218          144        1,070           19            --
OAK SHADE........................         FL        1,496        1,496          139        1,332           28            --
OAKWOOD MANOR....................         FL        1,531        1,531          278        1,365          231            --
OAKWOOD VILLAGE..................         FL          735          314          103          566           65            --
OLD ARCHER COURT.................         FL        1,007        1,007          104        1,140           19            --
PALATKA OAKS I...................         FL          192          192           10          218            6            --
PALATKA OAKS II..................         FL          211          211           16          221            6            --
PALM PLACE.......................         FL        1,379        1,379          231        1,385           18            --
PELICAN POINTE I.................         FL        1,318        1,318          221        1,205           48            --
PELICAN POINTE II................         FL        1,007        1,007          158        1,191           53            --
PINE BARRENS.....................         FL        1,515        1,515          302        1,405          104            --
PINE LAKE........................         FL          298          298           59          325            9            --
PINE MEADOWS I...................         FL        1,083        1,083          197          998           23            --
PINE TERRACE I...................         FL        2,193        2,193          246        2,422           79            --
PINELLAS PINES...................         FL        1,564        1,564          202        1,369           62            --
RANCHSIDE........................         FL          700          700          131          579           16            --
RIVERS END I.....................         FL        1,293        1,293          140        1,229           26            --
RIVERS END II....................         FL        1,145        1,145          161          937           40            --
SANDPIPER II.....................         FL        1,054        1,054           96        1,021           18            --
SANFORD COURT....................         FL        1,782        1,782           86        2,056           45            --
SHADOW BAY I.....................         FL        1,100        1,100          119        1,160          159            --
SHADOW BAY II....................         FL          991          991           74          941          174            --
SHADOW RIDGE.....................         FL        1,034        1,034           90        1,601           40            --
SHADOWOOD I......................         FL        1,432        1,432          159        1,355           29            --
SHADOWOOD II.....................         FL        1,935        1,935          155        1,651           36            --
SILVER FOREST....................         FL          859          859          115          893           18            --
SKY PINES I......................         FL        1,472        1,472          311        1,226           36            --
SKY PINES II.....................         FL          898          898          266          676           91            --
SPRING GATE......................         FL          990          990           52        1,036           48            --
STRAWBERRY PLACE.................         FL          791          791           49          770           33            --
SUGARTREE I......................         FL          999          999           88          938           19            --
SUNSET WAY I.....................         FL        1,643        1,643          621        1,354           62            --
SUNSET WAY II....................         FL        2,666        2,117          649        1,678           45            --
SUTTON PLACE.....................         FL          868          868          146          715           21            --
TERRACE TRACE....................         FL        1,134        1,134          177        1,087           59            --
THE LANDINGS.....................         FL          728          728           68          723           46            --
THYMEWOOD II.....................         FL        1,586          835          429          732           37            --
TURKSCAP I.......................         FL          570          570           55          557           35            --
TURKSCAP III.....................         FL          769          769           85          658           37            --
UNIVERSITY SQUARE I..............         FL          932          932          127        1,053           18            --
WESTCREEK........................         FL        1,498        1,498          167        1,426           20            --
WHISPERING PINES II..............         FL          587          587           71          505           18            --
WINDWOOD I.......................         FL          536          536           25          457           78            --
WINDWOOD II......................         FL          711          711           34          781           19            --
WINGWOOD.........................         FL        1,520        1,520           90        1,761           61            --
WINTER WOODS I...................         FL          966          966          134          833          201            --
WOODLAND I.......................         FL        1,426        1,426          175        1,681           51            --
WOODLAND II......................         FL        1,335        1,335           91        1,330           34            --
AUTUMN COVE......................         GA          766          766          115        1,002           15            --
BARRINGTON.......................         GA        1,020        1,020          118        1,095           25            --
CAMDEN WAY I.....................         GA          935          935           61        1,202           12            --
CAMDEN WAY II....................         GA          774          774           37          839            7            --

                                       26

            Column A                         Column B                        Column C                        Column D
---------------------------------------------------------------------------------------------------------------------------------
          Description                                                     Initial Costs                 Costs Capitalized
      (Garden Apartments)                  Encumbrances                  To the Company              Subsequent to Acquisition
                                                      At       At Stated
                                                 Contractual   Carrying               Buildings and
       Property Name                     State      Value        Value        Land     Improvements  Improvements   Carrying Cost
---------------------------------------------------------------------------------------------------------------------------------
CARRIAGE HILL....................         GA          720          720           76          763           11            --
CEDARGATE........................         GA          901          901          129        1,462           25            --
COUNTRYSIDE MANOR................         GA        1,216        1,216           80        1,470           28            --
ELMWOOD..........................         GA          863          863          181          893           11            --
FOREST VILLAGE...................         GA        1,315        1,315          156        1,588           18            --
GENTIAN OAKS.....................         GA        1,233        1,233          165        1,257           10            --
GLEN ARM MANOR...................         GA        1,184        1,184          149        1,274          106            --
GLENWOOD VILLAGE.................         GA        1,110        1,110          156        1,000           18            --
GREENBRIAR GLEN..................         GA        1,561        1,561          274        1,556           34            --
HARBINWOOD.......................         GA        1,653        1,653          228        1,444           20            --
HATCHERWAY.......................         GA          754          754          111        1,103           41            --
HILLSIDE MANOR...................         GA          637          637           33          631           19            --
HOLLY PARK.......................         GA          812          812           55          963            5            --
INDIAN LAKE I....................         GA        4,390        4,390          898        5,263           83            --
IRIS GLEN........................         GA        1,785        1,785          266        1,712          111            --
KINGS COLONY.....................         GA        2,089        1,495          238        1,723           45            --
LAKESHORE I......................         GA        1,247        1,247           46          995           51            --
LAUREL GLEN......................         GA        1,717        1,717          266        1,628           82            --
LINK TERRACE.....................         GA          913          913          101          966           14            --
MARSH LANDING I..................         GA          814          814           28        1,222           14            --
MARSH LANDING II.................         GA          963          916           30          918           29            --
MEADOWLAND.......................         GA        1,002        1,002           85          997          316            --
MEADOWOOD I......................         GA        1,027        1,027          182        1,802           26            --
MEADOWOOD II.....................         GA          943          943          105          908           16            --
MILL RUN.........................         GA        1,538        1,538          189        1,260          120            --
MORGAN TRACE.....................         GA        1,461        1,461           96        1,330           13            --
NORTHRIDGE.......................         GA        1,003        1,003          113        1,058           19            --
OAKLEY WOODS.....................         GA        1,145        1,145           77        1,049           11            --
OAKWOOD VILLAGE..................         GA        1,096        1,096          115        1,602            7            --
PINE KNOLL.......................         GA          723          723          144          925           23            --
QUAIL CALL.......................         GA          725          725           77          857           22            --
RAMBLEWOOD I.....................         GA          991          991           68          944           17            --
RAMBLEWOOD II....................         GA        1,807        1,807          264        1,906           33            --
RAMBLEWOOD II....................         GA          491          491           36          463           14            --
REDAN VILLAGE I..................         GA        1,246        1,246          129        1,367          126            --
REDAN VILLAGE II.................         GA        1,110        1,110          122        1,320           16            --
RIDGEWOOD I......................         GA        1,438        1,438           97        1,691           28            --
RIDGEWOOD II.....................         GA        1,023        1,023           88        1,027           15            --
SHADOW TRACE.....................         GA        2,032        2,032          417        2,189           49            --
SKY RIDGE........................         GA        1,930        1,930          313        3,429           28            --
STEWART WAY I & II...............         GA        2,225        2,225          477        3,083          203            --
STILLWATER.......................         GA          956          956          139        1,173           19            --
STRATFORD LANE I.................         GA          935          935           76          923           10            --
SUNNYSIDE........................         GA        1,093        1,093          208        1,221           16            --
TIMBERWOOD.......................         GA          570          570           42          615           12            --
VALLEYBROOK......................         GA        1,548        1,548          129        1,354           58            --
VALLEYFIELD I....................         GA        1,652        1,652          202        1,685          117            --
VALLEYFIELD II...................         GA        1,054        1,054          166        1,438          143            --
WATERBURY........................         GA          675          675           47          867          142            --
WESTWAY..........................         GA          920          920           57          854           27            --
WHISPERWOOD......................         GA          579          579           99          591           15            --
WILCREST WOODS...................         GA        1,365        1,365          247        1,189          101            --
WILLOW CREEK I...................         GA          846          846           84          744           11            --
WILLOW RUN.......................         GA        1,731        1,731          194        1,876          136            --
WILLOWOOD........................         GA        1,173        1,173           68        1,305            6            --
WOODCLIFF I......................         GA        1,226        1,226          119        1,264           18            --
WOODCLIFF II.....................         GA        1,683        1,683          273        1,384           15            --

                                       27

            Column A                         Column B                        Column C                        Column D
---------------------------------------------------------------------------------------------------------------------------------
          Description                                                     Initial Costs                 Costs Capitalized
      (Garden Apartments)                  Encumbrances                  To the Company              Subsequent to Acquisition
                                                      At       At Stated
                                                 Contractual   Carrying               Buildings and
       Property Name                     State      Value        Value        Land     Improvements  Improvements   Carrying Cost
---------------------------------------------------------------------------------------------------------------------------------
WOODCREST I......................         GA        1,174        1,174          122        1,139           26            --
WOODTRAIL........................         GA        1,043        1,043          100        1,601           15            --
ANSLEY OAKS......................         IL        1,386        1,386           69        1,431            8            --
BRADFORD PLACE...................         IL        1,112        1,112          216          719           16            --
BRUNSWICK........................         IL        1,413        1,413           54        1,645           41            --
HUNTER GLEN......................         IL          991          991          257        1,462           16            --
ACADIA COURT.....................         IN        2,118        2,118          234        1,887           18            --
ACADIA COURT II..................         IN        1,836        1,836          398        1,669           36            --
ANNHURST.........................         IN        1,275        1,275           34        1,313           15            --
APPLEGATE........................         IN          974          974          153        1,513           10            --
APPLEGATE I......................         IN          926          926           99        1,246            8            --
APPLEGATE II.....................         IN        1,247        1,247          163        1,815           40            --
ARAGON WOODS.....................         IN        1,121        1,121          298        1,249           66            --
ASHGROVE.........................         IN          894          894           57        1,366           19            --
BECKFORD PLACE...................         IN          717          717           77          947            6            --
BRANDON COURT....................         IN        1,451        1,451          113        1,500           26            --
CAMBRIDGE COMMONS I..............         IN          911          911           44        1,037           19            --
CAMBRIDGE COMMONS II.............         IN          902          902           53        1,334           18            --
CAMBRIDGE COMMONS III............         IN           --           --            1        1,306           89            --
CEDARGATE........................         IN          799          799           18        1,063           15            --
CEDARGATE I......................         IN        1,159        1,159          122        1,648           11            --
CEDARGATE II.....................         IN        1,124        1,124           98        1,115           13            --
CEDARWOOD I......................         IN          658          658           40          918            6            --
CEDARWOOD II.....................         IN          927          927           33          894            7            --
CHERRY GLEN I....................         IN        1,343        1,343          204        1,465           30            --
CHERRY GLENN II..................         IN        1,091        1,091            4        1,731           33            --
CLEARVIEW I......................         IN        1,153        1,153          113        1,589           17            --
CLEARVIEW II.....................         IN        1,310        1,310          118        1,810           15            --
CONCORD SQUARE...................         IN          751          751           54          988           32            --
CONCORD SQUARE...................         IN          783          783           83        1,186            8            --
DOGWOOD GLEN I...................         IN        1,766        1,766          248        1,427           51            --
DOGWOOD GLEN II..................         IN        1,385        1,385          145        1,547           13            --
ELMTREE PARK I...................         IN        1,177        1,177          208        1,308           75            --
ELMTREE PARK II..................         IN          947          947           46        1,108           52            --
HAMPSHIRE COURT..................         IN           --           --           30          681           36            --
HARTWICK.........................         IN          752          752           61          890            2            --
HEATHMOORE.......................         IN        1,173        1,173           82        1,148           35            --
HEATHMOORE I.....................         IN        1,230        1,230           95        1,336           16            --
MARABOU MILLS I..................         IN        1,433        1,433          180        1,570           39            --
MARABOU MILLS II.................         IN          985          985           85        1,190           18            --
MARABOU MILLS III................         IN        1,187        1,187           75        1,099           41            --
MEADOWOOD........................         IN        1,037        1,037          119        1,407           15            --
MEADOWOOD........................         IN        1,113        1,113           60        1,382           24            --
MEADOWOOD........................         IN          648          648           43          755           26            --
MEADOWOOD........................         IN          993          993          114        1,197          104            --
MEADOWOOD II.....................         IN          727          727           62        1,193           37            --
OLIVEWOOD I......................         IN          957          957          102        1,496           18            --
OLIVEWOOD II.....................         IN        1,292        1,292           82        1,371           33            --
PARKVILLE........................         IN          746          746           46        1,091           13            --
PLUMWOOD.........................         IN          467          467           41          672            3            --
PLUMWOOD.........................         IN          620          620           34          672           12            --
PRINCETON COURT..................         IN          917          917           59          908           15            --
RIDGEWOOD I......................         IN          851          851           87          879           11            --
RIDGEWOOD I......................         IN        1,190        1,190          100        1,320           22            --
RIDGEWOOD II.....................         IN          883          883           95          830            8            --
RIDGEWOOD II.....................         IN        1,332        1,332          101        1,565           40            --
ROSEWOOD COMMONS I...............         IN        1,887        1,887          196        1,790           44            --

                                       28

            Column A                         Column B                        Column C                        Column D
---------------------------------------------------------------------------------------------------------------------------------
          Description                                                     Initial Costs                 Costs Capitalized
      (Garden Apartments)                  Encumbrances                  To the Company              Subsequent to Acquisition
                                                      At       At Stated
                                                 Contractual   Carrying               Buildings and
       Property Name                     State      Value        Value        Land     Improvements  Improvements   Carrying Cost
---------------------------------------------------------------------------------------------------------------------------------
ROSEWOOD COMMONS II..............         IN        1,239        1,239          121        1,173           45            --
SHERBROOK........................         IN        1,179        1,179          142        1,254          140            --
SLATE RUN........................         IN        2,030        2,030          169        2,233           17            --
SLATE RUN........................         IN        1,233        1,233           71        1,367            8            --
SPICEWOOD........................         IN        1,021        1,021           91        1,025           45            --
SPRINGWOOD.......................         IN          786          786           99          978           32            --
STONEHENGE.......................         IN        1,200        1,200           71        1,568           21            --
STONEHENGE.......................         IN          446          446           73          470            6            --
STONEHENGE I.....................         IN        1,124        1,124          122        1,358           23            --
WATERBURY........................         IN          825          825           93          924           19            --
WESTWOOD.........................         IN          714          714           29          696            8            --
WILLOW RUN.......................         IN        1,132        1,132          199        1,136           44            --
WILLOWOOD EAST II................         IN          800          800           20          848           18            --
WILLOWOOD I......................         IN        1,140        1,140          106        1,252            7            --
WILLOWOOD II.....................         IN        1,149        1,149          150        1,310           79            --
ASHGROVE.........................         KY        1,067        1,067          133        1,259           31            --
CAMELLIA COURT...................         KY          622          622           56          976            8            --
CEDARGATE........................         KY        1,224        1,224          123        1,555           29            --
CEDARGATE I......................         KY          884          884           85        1,359           11            --
CEDARGATE II.....................         KY        1,160        1,160          123          966           37            --
CEDARWOOD I......................         KY          748          748          143          966           13            --
CEDARWOOD II.....................         KY        1,005        1,005          174          913           47            --
CEDARWOOD III....................         KY          865          865          123          967           46            --
FORSYTHIA COURT..................         KY        1,950        1,950          103        1,599           33            --
HAYFIELD PARK....................         KY        1,591        1,591          342        1,681          103            --
HEATHMOORE.......................         KY          942          942           85          922           30            --
LONGWOOD.........................         KY          958          958          161        1,030           11            --
MEADOWOOD........................         KY          863          863           80        1,006           17            --
MEADOWOOD........................         KY        1,403        1,403          153        1,598           26            --
RIDGEWOOD........................         KY          887          887          175        1,162           15            --
RIDGEWOOD........................         KY          763          763           85          940           10            --
RIDGEWOOD I......................         KY        1,073        1,073          261        1,557            8            --
ROSEWOOD.........................         KY        1,634        1,634          248        1,565           27            --
SLATE RUN........................         KY          923          923           90        1,061           44            --
SLATE RUN........................         KY          778          778           39          808           29            --
SLATE RUN I......................         KY          902          902          102          932           29            --
SLATE RUN II.....................         KY        1,168        1,168          139        1,025           16            --
SPRINGWOOD.......................         KY          815          815           86          844           47            --
STONEHENGE.......................         KY          790          790           71        1,042           10            --
VALLEYFIELD......................         KY        1,837        1,837          285        2,039            8            --
WILLOW RUN.......................         KY        1,129        1,129           94        1,424           34            --
WILLOWOOD........................         KY          776          776           48          778           72            --
WILLOWOOD I......................         KY        1,016        1,016          127        1,168           22            --
WILLOWOOD II.....................         KY          865          865           98          764           15            --
WINTHROP COURT...................         KY        1,222        1,222          180        1,142           26            --
WOODLANDS........................         KY          736          736           53          849            9            --
CHERRY TREE......................         MD        2,085        2,085          623        2,711           65            --
FORSYTHIA CT I...................         MD        2,088        2,088          214        1,919           27            --
FORSYTHIA CT II..................         MD        2,352        1,769          285        1,598           44            --
MERRIFIELD.......................         MD        2,076        2,076          211        2,272           53            --
AMBERIDGE........................         MI          945          945           75          891           20            --
APPLE RUN........................         MI          515          515           76          757            8            --
ASHGROVE.........................         MI          840          840           37          936           28            --
ASHGROVE I.......................         MI        3,324        3,324          120        2,541           34            --
ASHGROVE II......................         MI        2,302        2,302           95        2,258           20            --
FOXTON...........................         MI          912          912          124        1,056           28            --
GARDEN COURT.....................         MI        2,150        2,150          128        2,247           63            --

                                       29

            Column A                         Column B                        Column C                        Column D
---------------------------------------------------------------------------------------------------------------------------------
          Description                                                     Initial Costs                 Costs Capitalized
      (Garden Apartments)                  Encumbrances                  To the Company              Subsequent to Acquisition
                                                      At       At Stated
                                                 Contractual   Carrying               Buildings and
       Property Name                     State      Value        Value        Land     Improvements  Improvements   Carrying Cost
---------------------------------------------------------------------------------------------------------------------------------
HEATHMOORE.......................         MI        1,746        1,746           82        1,605           34            --
HEATHMOORE I.....................         MI        1,578        1,578          129        1,330           35            --
HEATHMOORE II....................         MI          956          956           86        1,519           13            --
LAUREL BAY.......................         MI          882          882          164        1,160           45            --
MEADOWOOD........................         MI        1,340        1,340           74        1,455           24            --
MEADOWOOD I......................         MI          944          944           15        1,131           34            --
MONTGOMERY COURT I...............         MI        1,228        1,228           70        1,039           17            --
NEWBERRY I.......................         MI        1,163        1,163           77        1,099            6            --
NEWBERRY II......................         MI        1,274          724           91          716           17            --
OLIVEWOOD........................         MI        3,421        3,421          304        4,298           72            --
RIDGEWOOD........................         MI        1,200        1,200           77        1,209           19            --
ROANOKE..........................         MI        2,071        2,071          360        2,652           79            --
STONEHENGE.......................         MI        1,071        1,071           19        1,147           27            --
WATERBURY........................         MI        2,141        2,141          257        2,216           25            --
WENTWORTH........................         MI        1,868        1,868          100        1,872           37            --
AMBERWOOD........................         OH          896          896          172        1,003           31            --
AMESBURY I.......................         OH        1,239        1,239          136        1,133           59            --
AMESBURY II......................         OH        1,295        1,295          169        1,621           56            --
AMHURST..........................         OH          826          826          174          980           12            --
AMHURST I........................         OH          927          927           60          978           12            --
AMHURST II.......................         OH          960          960           67        1,192           14            --
ANDOVER COURT....................         OH          743          743           62          996           15            --
ANNHURST II......................         OH        1,084        1,160          123        1,007          124            --
ANNHURST III.....................         OH          902          902           70        1,004          154            --
APPLE RIDGE I....................         OH        1,046        1,046          214          913           49            --
APPLE RIDGE III..................         OH          541          541           38          648            2            --
APPLE RUN II.....................         OH          461          461           21          502           31            --
APPLEGATE........................         OH          530          530           36          546           34            --
APPLEGATE........................         OH          527          527           84          737            5            --
APPLERUN.........................         OH          688          688           86          870            9            --
ASHFORD HILL.....................         OH        1,400        1,400          360        1,261           97            --
ASHGROVE.........................         OH        1,262        1,262          108        1,276           20            --
BECKFORD PLACE...................         OH          625          625           49          692           11            --
BECKFORD PLACE...................         OH        1,041        1,041           41        1,471           25            --
BECKFORD PLACE I.................         OH        1,181        1,181          218        1,274           20            --
BECKFORD PLACE II................         OH        1,249        1,249          175        1,206           21            --
CAMELLIA COURT...................         OH          575          575           40          616           11            --
CAMELLIA COURT I.................         OH        1,097        1,097           21        1,179           24            --
CAMELLIA COURT I.................         OH        1,052        1,052          136        1,431           14            --
CAMELLIA COURT II................         OH          801          801           43          815            8            --
CAMELLIA COURT II................         OH          946          946          107          928            9            --
CEDARGATE I......................         OH        2,264        2,264          187        2,202          137            --
CEDARGATE I......................         OH        1,237        1,237           85        1,275           12            --
CEDARGATE II.....................         OH          709          709          132          777           27            --
CEDARWOOD........................         OH          436          436           37          522           42            --
CEDARWOOD I......................         OH          627          627           52          784            5            --
CHARING CROSS....................         OH          817          817          111        1,073           21            --
CHELSEA COURT....................         OH          703          703          113        1,124           22            --
CLEARWATER.......................         OH        1,046        1,046          132        1,045           67            --
CONCORD SQUARE I.................         OH          660          660           38          678           11            --
CONCORD SQUARE II................         OH          562          562           29          643            7            --
DANIEL COURT.....................         OH        2,342        2,342          225        2,105           17            --
DARTMOUTH PLACE I................         OH        1,052        1,052           89        1,359           34            --
DARTMOUTH PLACE II...............         OH          858          858          114        1,135           31            --
DOVER PLACE I....................         OH        1,157        1,157          148        2,004           36            --
DOVER PLACE II...................         OH        1,625        1,625          127        1,810           34            --
DOVER PLACE III..................         OH          770          770           70          890           14            --

                                       30

            Column A                         Column B                        Column C                        Column D
---------------------------------------------------------------------------------------------------------------------------------
          Description                                                     Initial Costs                 Costs Capitalized
      (Garden Apartments)                  Encumbrances                  To the Company              Subsequent to Acquisition
                                                      At       At Stated
                                                 Contractual   Carrying               Buildings and
       Property Name                     State      Value        Value        Land     Improvements  Improvements   Carrying Cost
---------------------------------------------------------------------------------------------------------------------------------
DOVER PLACE IV...................         OH        1,870        1,870          237        2,022           36            --
FOXHAVEN.........................         OH        1,845        1,845          403        1,657           37            --
FOXTON II........................         OH        1,403        1,403           70        1,752           24            --
GREENGLEN........................         OH        1,172        1,172          100        1,404           37            --
GREENGLEN II.....................         OH          893          893           89          948           23            --
GREENGLEN II.....................         OH          827          827           23        1,017           13            --
HAMPSHIRE II.....................         OH          860          860           98          957           13            --
HARVEST GROVE I..................         OH        1,349        1,349          225        1,276           40            --
HARVEST GROVE II.................         OH        1,093        1,093          252        1,201           32            --
HICKORY MILL.....................         OH        1,074        1,074          119        1,359           26            --
INDEPENDENCE VILLAGE.............         OH        2,068        2,068          189        2,026          182            --
KETWOOD..........................         OH        1,648        1,648          164        2,161           24            --
LAMPLIGHT COURT..................         OH           98           98           40          727           19            --
LARKSPUR I.......................         OH          460          460           36          585           12            --
LARKSPUR I.......................         OH        1,038        1,038           87        1,439            8            --
LARKSPUR II......................         OH          221          221           24          246            6            --
LAUREL COURT.....................         OH        1,128        1,128          174        1,209           31            --
LINDENDALE.......................         OH        1,403        1,403          189        1,717           63            --
MEADOWOOD........................         OH          430          430           51          574           17            --
MEADOWOOD........................         OH        1,833        1,833          316        2,644           15            --
MEADOWOOD........................         OH        1,307        1,307          136        1,448           47            --
MEADOWOOD APTS...................         OH          994          994           71          985           14            --
MEADOWOOD I......................         OH        1,053        1,053          120        1,330           20            --
MEADOWOOD II.....................         OH          485          485           70          532           11            --
MELDON PLACE.....................         OH        1,881        1,881          331        1,552           51            --
MILLBURN.........................         OH        1,241        1,241          135        1,474           10            --
MILLBURN COURT II................         OH          910          910          137        1,138           26            --
MILLSTON I.......................         OH          451          451           31          466           13            --
MILLSTON II......................         OH          336          336            7          446            9            --
MONTGOMERY COURT I...............         OH        1,282        1,282          246        1,401           25            --
MONTGOMERY COURT II..............         OH          842          842          121          661           23            --
MONTROSE SQUARE..................         OH        1,741        1,741          569        2,185          102            --
PARKVILLE........................         OH        1,757        1,757          222        1,581          120            --
PARKVILLE........................         OH          604          604           76          935           18            --
PLUMWOOD I.......................         OH        1,731        1,731          169        2,204           29            --
PLUMWOOD II......................         OH          456          456           38          801            3            --
RED DEER I.......................         OH        1,328        1,328          183        1,751           24            --
RED DEER II......................         OH        1,206        1,206          235        1,475           30            --
RIDGEWOOD I......................         OH        1,200        1,200           85        1,142           21            --
RIDGEWOOD II.....................         OH        1,160        1,160           70        1,047           23            --
RIVER GLEN I.....................         OH        1,030        1,030          146        1,287           26            --
RIVER GLEN II....................         OH        1,167        1,167          179        1,230           10            --
RIVERVIEW ESTATES................         OH        1,104        1,104           74        1,609          133            --
ROSEWOOD.........................         OH        1,314        1,314          139        1,452           54            --
SANDALWOOD.......................         OH        1,105        1,105          179          970           34            --
SHERBROOK........................         OH        1,100        1,100          147        1,249            4            --
SLATE RUN........................         OH          875          875          118        1,012            7            --
SPRINGWOOD.......................         OH        1,096        1,096          130        1,310           22            --
SPRINGWOOD II....................         OH          591          591           52          840           17            --
STONEHENGE.......................         OH          567          567           30          734            9            --
STONEHENGE.......................         OH          634          634           40          670           31            --
STONEHENGE.......................         OH        1,201        1,201           72        1,341           19            --
SUFFOLK GROVE I..................         OH        1,223        1,223          124        1,262            8            --
SUFFOLK GROVE II.................         OH        1,067        1,067          154        1,248           20            --
TABOR RIDGE......................         OH        1,742        1,742          194        1,806           19            --
THE BIRCHES......................         OH          980          980           70        1,004           19            --
THE MEADOWS I....................         OH          798          798           83        1,014           27            --

                                       31

            Column A                         Column B                        Column C                        Column D
---------------------------------------------------------------------------------------------------------------------------------
          Description                                                     Initial Costs                 Costs Capitalized
      (Garden Apartments)                  Encumbrances                  To the Company              Subsequent to Acquisition
                                                      At       At Stated
                                                 Contractual   Carrying               Buildings and
       Property Name                     State      Value        Value        Land     Improvements  Improvements   Carrying Cost
---------------------------------------------------------------------------------------------------------------------------------
THE MEADOWS II...................         OH        1,168        1,168          151        1,200           34            --
THE WILLOWS I....................         OH          576          576          158          762           76            --
THE WILLOWS II...................         OH          650          650           34          865           21            --
THE WILLOWS III..................         OH          871          871           45          871           21            --
TIMBERCREEK......................         OH        1,561        1,561          159        1,681           18            --
WATERBURY........................         OH        1,161        1,161          186          998           10            --
WEST OF EASTLAND.................         OH        2,025        2,025          154        2,552           45            --
WESTWOOD.........................         OH           96           96           17          104            4            --
WILLOW RUN.......................         OH          865          865           56        1,015           10            --
WILLOWOOD I......................         OH          764          764           90          927           11            --
WILLOWOOD I......................         OH          948          948           91        1,114           11            --
WILLOWOOD II.....................         OH          553          553           42          574            5            --
WILLOWOOD II.....................         OH          869          869           71          824           17            --
WILLOWOOD II.....................         OH          930          930           36          622           27            --
WINTHROP COURT II................         OH          749          749          146          825           29            --
WOODBINE.........................         OH          638          638           66          698            8            --
WOODBINE.........................         OH        1,063        1,063          122        1,659            9            --
WOODLANDS I......................         OH        1,824        1,824          181        1,957          146            --
WOODLANDS I......................         OH        1,460        1,460          103        1,839           24            --
WOODLANDS II.....................         OH        1,319        1,319          112        1,413          146            --
WOODLANDS II.....................         OH        1,590        1,590           98        1,837           50            --
WOODLANDS III....................         OH        1,939        1,939          159        2,019           32            --
ANNHURST.........................         PA        1,985        1,985           77        2,004           37            --
BRUNSWICK I......................         PA        1,720        1,720          126        2,077          134            --
CARLETON COURT...................         PA        1,112        1,112          143        1,226           22            --
NORTHRUP COURT I.................         PA        1,377        1,377          154        1,482           28            --
NORTHRUP COURT II................         PA          902          902           88          858           80            --
VALLEYFIELD......................         PA        2,046        2,046          257        1,748           42            --
WOODLANDS I......................         PA        1,041        1,041          113        1,179            8            --
WOODLANDS II.....................         PA        1,146        1,146          118        1,347           43            --
RAVENWOOD........................         SC        1,623        1,623          170        1,508           48            --
SPRINGBROOK......................         SC        1,717        1,717          120        1,762          124            --
WILLOW LAKES.....................         SC        2,068        2,068          189        1,738           68            --
CEDAR HILL.......................         TN        1,465        1,465          235        1,331           61            --
KNOX LANDING.....................         TN        1,576        1,576           90        1,497           33            --
WATERBURY........................         TN          963          963          101        1,078           13            --
WYCLIFFE COURT...................         TN        1,160        1,160          124        1,206           21            --
WALKER PLACE.....................         TX        1,165        1,165          270        1,196           --            --
BRUNSWICK II.....................         WV        1,304        1,304          105        1,696          135            --
CARLETON COURT...................         WV        1,365        1,365          308        1,656           13            --
HICKORY MILL I...................         WV          935          935           85          958           14            --
PARKVILLE........................         WV          781          781           70          883            4            --
SHERBROOK........................         WV        1,322        1,322          355        1,492           39            --
                                                 --------     --------     -------      --------      -------        ------
                                                 $500,688     $494,556     $59,755      $536,290      $17,380        $   --
                                                 --------     --------     -------      --------      -------        ------
                                                 --------     --------     -------      --------      -------        ------

                            LEXFORD RESIDENTIAL TRUST
             REAL ESTATE AND ACCUMULATED DEPRECIATION--SCHEDULE III
                                DECEMBER 31, 1998
                                 (IN THOUSANDS)

           Column A                            Column E                  Column F   Column G     Column H      Column I
           --------                            --------                  --------   --------     --------      --------
                                       Gross Amount at Which Carried
                                          at Close of Period,
          Description                      December 31, 1998
      (Garden Apartments)                    (Notes 1 & 2)
      -------------------                    -------------
                                                                                                                Life on
                                               Buildings                                                         Which
                                                  and                     Accum.      Date         Date         Deprec.
         Property Name       St      Land    Improvements    Total        Deprec.     Built      Acquired      Computed
         -------------      ----    ------   ------------   -------      ---------  ----------  ----------     ---------
GLENVIEW.................  AL      178        1,631        1,809           163     08/01/86          N/A         5-31
WOODVALLEY...............  AL       77        1,422        1,499            46     03/03/86     01/31/98         5-28
AMBERWOOD I..............  FL       18          493          511            21     11/01/81     01/31/98         5-24
APPLEWOOD I & II.........  FL      292        4,344        4,636           158     05/01/82     01/31/98         5-24
BAYSIDE..................  FL       85          723          808            27     05/01/82     01/31/98         5-24
BEL AIRE I...............  FL      241        1,243        1,484            41     08/14/85     01/31/98         5-28
BEL AIRE II..............  FL       81          413          494            41     01/01/86          N/A         5-30
BERRY PINES..............  FL       44        1,066        1,110            37     04/01/85     01/31/98         5-27
BLUEBERRY HILL I.........  FL       64          771          835            50     12/01/86          N/A         5-31
BRANCHWOOD...............  FL      188        2,378        2,566            94     04/01/81     01/31/98         5-23
BRANDYWINE E.............  FL       64          544          608            21     09/01/81     01/31/98         5-24
CALIFORNIA GARDENS.......  FL       96          416          512            42     07/01/87          N/A         5-32
CANDLELIGHT I............  FL       69          681          750            28     10/01/82     01/31/98         5-25
CANDLELIGHT II...........  FL       76          662          738            25     05/27/85     01/31/98         5-27
CANTERBURY CROSSINGS.....  FL       78          597          675            64     12/01/83          N/A         5-28
CEDARWOOD I..............  FL       63          819          882            40     03/01/78     01/31/98         5-20
CEDARWOOD II.............  FL       46          501          547            23     04/01/80     01/31/98         5-22
CENTRE LAKE III..........  FL    1,211        3,224        4,435           334     06/01/86          N/A         5-30
CLEARLAKE PINES II.......  FL      113        1,050        1,163            37     07/01/85     01/31/98         5-27
COUNTRYSIDE I............  FL      146          862        1,008            36     04/01/82     01/31/98         5-24
COUNTRYSIDE II...........  FL       79        1,883        1,962            74     04/01/82     01/31/98         5-24
CYPRESS..................  FL       58        1,066        1,124            39     03/01/85     01/31/98         5-27
DEERWOOD.................  FL       67          718          785            29     08/01/82     01/31/98         5-25
DRIFTWOOD................  FL       80        1,151        1,231            42     05/15/85     01/31/98         5-27
ELMWOOD I................  FL      298        1,466        1,764            47     03/01/84     01/31/98         5-26
ELMWOOD II...............  FL      341        1,354        1,695            45     10/01/84     01/31/98         5-27
FOREST GLEN..............  FL      229          989        1,218           100     01/01/86          N/A         5-30
GARDEN TERRACE I.........  FL       89          921        1,010           115     09/01/81          N/A         5-26
GARDEN TERRACE II........  FL        9          934          943            37     10/01/82     01/31/98         5-25
HERON POINTE.............  FL      368        1,670        2,038           162     01/01/86          N/A         5-30
HICKORY PLACE............  FL      191        1,639        1,830            60     08/01/83     01/31/98         5-26
HIDDEN ACRES.............  FL      388          503          891            55     01/01/87          N/A         5-31
HIDDEN PINES.............  FL       59        1,038        1,097            43     07/01/81     01/31/98         5-23
HIGH POINTS..............  FL      129          937        1,066            35     04/01/86     01/31/98         5-28
HILLCREST VILLAS.........  FL       79          909          988            34     04/22/85     01/31/98         5-27
HILLSIDE TRACE...........  FL      197          851        1,048            82     09/01/87          N/A         5-32
HOLLY RIDGE..............  FL      625        1,917        2,542            63     01/01/86     01/31/98         5-28
HOLLY SANDS I............  FL      229        1,197        1,426            44     04/01/85     01/31/98         5-27
HOLLY SANDS II...........  FL      232        1,035        1,267           119     06/01/86          N/A         5-30
JEFFERSON WAY I..........  FL      116        1,089        1,205           106     08/01/87          N/A         5-32
JUPITER COVE I...........  FL      220          903        1,123            88     09/01/87          N/A         5-32
JUPITER COVE III.........  FL      286        1,052        1,338           102     09/01/87          N/A         5-32
MARK LANDING I...........  FL      251        1,561        1,812           169     11/01/87          N/A         5-32
MEADOWOOD II.............  FL       56        1,052        1,108            35     11/01/80     04/01/98         5-23
MIGUEL PLACE.............  FL      237        1,121        1,358           109     10/01/87          N/A         5-32

                                       33

           Column A                            Column E                  Column F   Column G     Column H      Column I
           --------                            --------                  --------   --------     --------      --------
                                       Gross Amount at Which Carried
                                          at Close of Period,
          Description                      December 31, 1998
      (Garden Apartments)                    (Notes 1 & 2)
      -------------------                    -------------
                                                                                                                Life on
                                               Buildings                                                         Which
                                                  and                     Accum.      Date         Date         Deprec.
         Property Name       St      Land    Improvements    Total        Deprec.     Built      Acquired      Computed
         -------------      ----    ------   ------------   -------      ---------  ----------  ----------     ---------
MORNINGSIDE..............  FL       64        1,400        1,464            55     01/01/84     01/31/98         5-26
MOSSWOOD I...............  FL       54          787          841            32     08/01/81     01/31/98         5-24
MOSSWOOD II..............  FL       64        1,620        1,684            63     05/01/82     01/31/98         5-24
NOVA GLEN I..............  FL       90          943        1,033            34     06/08/84     01/31/98         5-26
NOVA GLEN II.............  FL      123        1,332        1,455            46     01/01/86     01/31/98         5-28
NOVAWOOD I...............  FL       88        1,029        1,117            44     05/01/80     01/31/98         5-22
NOVAWOOD II..............  FL       78          966        1,044            41     09/01/80     01/31/98         5-23
OAK GARDENS..............  FL      582        1,267        1,849           123     01/01/88          N/A         5-32
OAK RIDGE................  FL      144        1,089        1,233            39     05/17/85     01/31/98         5-27
OAK SHADE................  FL      139        1,359        1,498            48     04/01/85     01/31/98         5-27
OAKWOOD MANOR............  FL      278        1,596        1,874            52     04/01/86     01/31/98         5-28
OAKWOOD VILLAGE..........  FL      103          275          378            31     01/01/86          N/A         5-30
OLD ARCHER COURT.........  FL      104        1,160        1,264            46     08/01/77     04/01/98         5-19
PALATKA OAKS I...........  FL       10          224          234            12     08/01/77     01/31/98         5-20
PALATKA OAKS II..........  FL       16          227          243            10     08/01/80     01/31/98         5-23
PALM PLACE...............  FL      231        1,403        1,634            53     01/01/84     01/31/98         5-26
PELICAN POINTE I.........  FL      221        1,250        1,471           122     11/01/87          N/A         5-32
PELICAN POINTE II........  FL      158        1,164        1,322           114     11/01/87          N/A         5-32
PINE BARRENS.............  FL      302        1,507        1,809           158     06/01/86          N/A         5-30
PINE LAKE................  FL       59          334          393            14     10/01/82     01/31/98         5-25
PINE MEADOWS I...........  FL      197        1,020        1,217            37     02/01/85     01/31/98         5-27
PINE TERRACE I...........  FL      246        2,501        2,747            89     08/01/83     01/31/98         5-26
PINELLAS PINES...........  FL      202        1,431        1,633            51     12/01/83     01/31/98         5-26
RANCHSIDE................  FL      131          594          725            24     08/01/85     01/31/98         5-28
RIVERS END I.............  FL      140        1,255        1,395            43     02/01/86     01/31/98         5-28
RIVERS END II............  FL      161          949        1,110            98     01/01/86          N/A         5-30
SANDPIPER II.............  FL       96        1,039        1,135            39     09/01/82     01/31/98         5-25
SANFORD COURT............  FL       86        2,101        2,187           104     11/01/76     01/31/98         5-19
SHADOW BAY I.............  FL      119        1,320        1,439            45     04/01/84     01/31/98         5-26
SHADOW BAY II............  FL       74        1,114        1,188            39     08/01/85     01/31/98         5-28
SHADOW RIDGE.............  FL       90        1,641        1,731            61     10/01/83     01/31/98         5-26
SHADOWOOD I..............  FL      159        1,384        1,543            56     01/01/82     01/31/98         5-24
SHADOWOOD II.............  FL      155        1,687        1,842            60     05/01/83     01/31/98         5-25
SILVER FOREST............  FL      115          911        1,026            34     02/01/85     01/31/98         5-27
SKY PINES I..............  FL      311        1,262        1,573            44     01/01/86     01/31/98         5-28
SKY PINES II.............  FL      266          766        1,032            94     06/01/86          N/A         5-30
SPRING GATE..............  FL       52        1,084        1,136            40     11/01/83     01/31/98         5-26
STRAWBERRY PLACE.........  FL       49          803          852            31     06/01/82     01/31/98         5-24
SUGARTREE I..............  FL       76          957        1,033            35     06/01/84     01/31/98         5-26
SUNSET WAY I.............  FL      621        1,414        2,035           140     08/01/87          N/A         5-32
SUNSET WAY II............  FL      649        1,520        2,169           147     04/27/88          N/A         5-32
SUTTON PLACE.............  FL      146          737          883            28     07/01/84     01/31/98         5-26
TERRACE TRACE............  FL      177        1,146        1,323            42     05/01/85     01/31/98         5-27
THE LANDINGS.............  FL       68          769          837            31     04/01/84     01/31/98         5-26
THYMEWOOD II.............  FL      429          400          829            43     01/01/86          N/A         5-30
TURKSCAP I...............  FL       55          591          646            29     12/01/77     01/31/98         5-20
TURKSCAP III.............  FL       85          695          780            27     11/01/82     01/31/98         5-25
UNIVERSITY SQUARE I......  FL      127        1,070        1,197            39     07/01/79     04/01/98         5-21
WESTCREEK................  FL      167        1,446        1,613            48     01/01/86     01/31/98         5-28
WHISPERING PINES II......  FL       71          523          594            54     03/31/86          N/A         5-30

                                       34

           Column A                            Column E                  Column F   Column G     Column H      Column I
           --------                            --------                  --------   --------     --------      --------
                                       Gross Amount at Which Carried
                                          at Close of Period,
          Description                      December 31, 1998
      (Garden Apartments)                    (Notes 1 & 2)
      -------------------                    -------------
                                                                                                                Life on
                                               Buildings                                                         Which
                                                  and                     Accum.      Date         Date         Deprec.
         Property Name       St      Land    Improvements    Total        Deprec.     Built      Acquired      Computed
         -------------      ----    ------   ------------   -------      ---------  ----------  ----------     ---------
WINDWOOD I..............   FL       25          535          560            55     05/01/88          N/A         5-32
WINDWOOD II.............   FL       34          800          834            29     12/31/87     01/31/98         5-30
WINGWOOD................   FL       90        1,822        1,912            65     11/01/80     04/01/98         5-23
WINTER WOODS I..........   FL      134        1,033        1,167            31     07/01/85     01/31/98         5-27
WOODLAND I..............   FL      175        1,732        1,907            64     07/01/84     01/31/98         5-26
WOODLAND II.............   FL       91        1,363        1,454            48     08/01/85     01/31/98         5-28
AUTUMN COVE.............   GA      115        1,017        1,132            34     06/26/85     01/31/98         5-27
BARRINGTON..............   GA      118        1,120        1,238            39     11/26/84     01/31/98         5-27
CAMDEN WAY I............   GA       61        1,214        1,275            42     02/01/85     01/31/98         5-27
CAMDEN WAY II...........   GA       37          846          883            29     02/01/86     01/31/98         5-28
CARRIAGE HILL...........   GA       76          774          850            28     04/29/85     01/31/98         5-27
CEDARGATE...............   GA      129        1,487        1,616            45     03/01/83     04/01/98         5-25
COUNTRYSIDE MANOR.......   GA       80        1,499        1,579            53     02/22/85     01/31/98         5-27
ELMWOOD.................   GA      181          904        1,085            32     09/07/84     01/31/98         5-27
FOREST VILLAGE..........   GA      156        1,606        1,762            59     10/21/83     01/31/98         5-26
GENTIAN OAKS............   GA      165        1,267        1,432            43     05/10/85     01/31/98         5-27
GLEN ARM MANOR..........   GA      149        1,245        1,394           148     01/01/86          N/A         5-30
GLENWOOD VILLAGE........   GA      156          674          830            68     12/01/86          N/A         5-31
GREENBRIAR GLEN.........   GA      274        1,536        1,810           143     03/28/88          N/A         5-32
HARBINWOOD..............   GA      228        1,464        1,692            52     08/15/85     01/31/98         5-28
HATCHERWAY..............   GA      111        1,112        1,223            78     01/01/86          N/A         5-30
HILLSIDE MANOR..........   GA       33          649          682            26     08/26/85     01/31/98         5-28
HOLLY PARK..............   GA       55          968        1,023            32     12/06/85     01/31/98         5-28
INDIAN LAKE I...........   GA      898        4,957        5,855           480     08/11/87          N/A         5-32
IRIS GLEN...............   GA      266        1,823        2,089            62     03/09/84     01/31/98         5-26
KINGS COLONY............   GA      238        1,272        1,510           124     11/15/87          N/A         5-32
LAKESHORE I.............   GA       46          945          991           101     06/20/86          N/A         5-31
LAUREL GLEN.............   GA      266        1,707        1,973           177     04/04/86          N/A         5-30
LINK TERRACE............   GA      101          980        1,081            35     08/01/84     01/31/98         5-27
MARSH LANDING I.........   GA       28        1,236        1,264            45     07/01/84     01/31/98         5-26
MARSHLANDING II.........   GA       30          908          938            91     12/31/86          N/A         5-31
MEADOWLAND..............   GA       85        1,313        1,398            38     06/11/84     01/31/98         5-26
MEADOWOOD I.............   GA      182        1,828        2,010            57     11/01/82     04/01/98         5-25
MEADOWOOD II............   GA      105          924        1,029            34     04/02/84     01/31/98         5-26
MILL RUN................   GA      189        1,379        1,568           150     04/14/86          N/A         5-30
MORGAN TRACE............   GA       96        1,344        1,440            45     05/16/86     01/31/98         5-28
NORTHRIDGE..............   GA      113        1,077        1,190            37     08/22/85     01/31/98         5-28
OAKLEY WOODS............   GA       77        1,060        1,137            37     10/15/84     01/31/98         5-27
OAKWOOD VILLAGE.........   GA      115        1,609        1,724            52     11/30/85     01/31/98         5-28
PINE KNOLL..............   GA      144          948        1,092            33     04/12/85     01/31/98         5-27
QUAIL CALL..............   GA       77          879          956            32     10/01/84     01/31/98         5-27
RAMBLEWOOD I............   GA       68          961        1,029            37     02/01/83     01/31/98         5-25
RAMBLEWOOD II...........   GA      264        1,797        2,061           177     10/01/86          N/A         5-31
RAMBLEWOOD II...........   GA       36          477          513            18     10/01/83     01/31/98         5-26
REDAN VILLAGE I.........   GA      129        1,493        1,622            49     10/19/84     01/31/98         5-27
REDAN VILLAGE II........   GA      122        1,336        1,458            45     02/17/86     01/31/98         5-28
RIDGEWOOD I.............   GA       97        1,719        1,816            50     03/04/84     04/01/98         5-26
RIDGEWOOD II............   GA       88        1,043        1,131            35     03/03/86     01/31/98         5-28
SHADOW TRACE............   GA      417        2,238        2,655            79     07/13/84     01/31/98         5-26
SKY RIDGE...............   GA      313        3,457        3,770            93     05/11/87     04/01/98         5-29

                                       35

           Column A                            Column E                  Column F   Column G     Column H      Column I
           --------                            --------                  --------   --------     --------      --------
                                       Gross Amount at Which Carried
                                          at Close of Period,
          Description                      December 31, 1998
      (Garden Apartments)                    (Notes 1 & 2)
      -------------------                    -------------
                                                                                                                Life on
                                               Buildings                                                         Which
                                                  and                     Accum.      Date         Date         Deprec.
         Property Name       St      Land    Improvements    Total        Deprec.     Built      Acquired      Computed
         -------------      ----    ------   ------------   -------      ---------  ----------  ----------     ---------
STEWART WAY I & II.....    GA      477        3,269        3,746           349     01/01/86          N/A         5-30
STILLWATER.............    GA      139        1,192        1,331            43     05/01/83     01/31/98         5-25
STRATFORD LANE I.......    GA       76          933        1,009            33     12/31/84     01/31/98         5-27
SUNNYSIDE..............    GA      208        1,237        1,445            45     06/01/84     01/31/98         5-26
TIMBERWOOD.............    GA       42          627          669            23     05/25/85     01/31/98         5-27
VALLEYBROOK............    GA      129        1,409        1,538           148     10/15/86          N/A         5-31
VALLEYFIELD I..........    GA      202        1,802        2,004            60     05/18/84     01/31/98         5-26
VALLEYFIELD II.........    GA      166        1,580        1,746            49     09/30/85     01/31/98         5-28
WATERBURY..............    GA       47        1,008        1,055            30     06/12/85     01/31/98         5-27
WESTWAY................    GA       57          880          937            32     12/01/84     01/31/98         5-27
WHISPERWOOD............    GA       99          605          704            24     07/15/85     01/31/98         5-27
WILCREST WOODS.........    GA      247        1,257        1,504           136     12/31/86          N/A         5-31
WILLOW CREEK I.........    GA       84          754          838            27     05/08/85     01/31/98         5-27
WILLOW RUN.............    GA      194        2,012        2,206            59     08/22/83     04/01/98         5-25
WILLOWOOD..............    GA       68        1,311        1,379            46     04/07/84     01/31/98         5-26
WOODCLIFF I............    GA      119        1,282        1,401            45     12/31/84     01/31/98         5-27
WOODCLIFF II...........    GA      273        1,399        1,672            46     01/13/86     01/31/98         5-28
WOODCREST I............    GA      122        1,166        1,288            42     12/31/84     01/31/98         5-27
WOODTRAIL..............    GA      100        1,616        1,716            55     10/15/84     01/31/98         5-27
ANSLEY OAKS............    IL       69        1,439        1,508            47     05/01/86     01/31/98         5-28
BRADFORD PLACE.........    IL      216          632          848            65     07/23/86          N/A         5-31
BRUNSWICK..............    IL       54        1,648        1,702           167     04/01/86          N/A         5-30
HUNTER GLEN............    IL      257        1,331        1,588           131     03/01/87          N/A         5-31
ACADIA COURT...........    IN      234        1,905        2,139            65     08/19/85     01/31/98         5-28
ACADIA COURT II........    IN      398        1,637        2,035           165     06/06/86          N/A         5-30
ANNHURST...............    IN       34        1,328        1,362            49     02/15/85     01/31/98         5-27
APPLEGATE..............    IN      153        1,522        1,675            46     09/11/82     04/01/98         5-24
APPLEGATE I............    IN       99        1,254        1,353            44     03/01/84     01/31/98         5-26
APPLEGATE II...........    IN      163        1,852        2,015           183     06/01/87          N/A         5-31
ARAGON WOODS...........    IN      298        1,238        1,536           119     12/26/86          N/A         5-31
ASHGROVE...............    IN       57        1,385        1,442            51     08/01/83     01/31/98         5-26
BECKFORD PLACE.........    IN       77          953        1,030            33     06/13/84     01/31/98         5-26
BRANDON COURT..........    IN      113        1,526        1,639            54     10/01/84     01/31/98         5-27
CAMBRIDGE COMMONS I....    IN       44        1,056        1,100            37     05/01/86     01/31/98         5-28
CAMBRIDGE COMMONS II...    IN       53        1,351        1,404            47     03/07/87     01/31/98         5-29
CAMBRIDGE COMMONS III..    IN        1        1,261        1,262           122     01/29/88          N/A         5-32
CEDARGATE..............    IN       18        1,078        1,096            38     11/01/83     01/31/98         5-26
CEDARGATE I............    IN      122        1,659        1,781            50     11/01/83     04/01/98         5-26
CEDARGATE II...........    IN       98        1,128        1,226            39     06/01/85     01/31/98         5-27
CEDARWOOD I............    IN       40          924          964            27     03/11/83     04/01/98         5-25
CEDARWOOD II...........    IN       33          901          934            25     08/03/84     04/01/98         5-26
CHERRY GLEN I..........    IN      204        1,480        1,684           149     07/10/86          N/A         5-31
CHERRY GLENN II........    IN        4        1,714        1,718           169     04/01/87          N/A         5-31
CLEARVIEW I............    IN      113        1,606        1,719            53     06/19/86     01/31/98         5-28
CLEARVIEW II...........    IN      118        1,825        1,943            58     02/01/87     01/31/98         5-29
CONCORD SQUARE.........    IN       54        1,020        1,074            43     05/04/82     01/31/98         5-24
CONCORD SQUARE.........    IN       83        1,194        1,277            43     06/01/83     01/31/98         5-25
DOGWOOD GLEN I.........    IN      248        1,335        1,583           130     07/18/86          N/A         5-31
DOGWOOD GLEN II........    IN      145        1,560        1,705            49     04/13/87     01/31/98         5-29
ELMTREE PARK I.........    IN      208        1,247        1,455           121     06/08/86          N/A         5-30
ELMTREE PARK II........    IN       46        1,157        1,203           111     05/01/87          N/A         5-31

                                       36

           Column A                            Column E                  Column F   Column G     Column H      Column I
           --------                            --------                  --------   --------     --------      --------
                                       Gross Amount at Which Carried
                                          at Close of Period,
          Description                      December 31, 1998
      (Garden Apartments)                    (Notes 1 & 2)
      -------------------                    -------------
                                                                                                                Life on
                                               Buildings                                                         Which
                                                  and                     Accum.      Date         Date         Deprec.
         Property Name       St      Land    Improvements    Total        Deprec.     Built      Acquired      Computed
         -------------      ----    ------   ------------   -------      ---------  ----------  ----------     ---------
HAMPSHIRE COURT........    IN       30          717          747            29     04/04/82     01/31/98         5-24
HARTWICK...............    IN       61          892          953            33     10/18/82     01/31/98         5-25
HEATHMOORE.............    IN       82        1,183        1,265            45     08/03/84     01/31/98         5-27
HEATHMOORE I...........    IN       95        1,353        1,448            49     08/01/83     01/31/98         5-26
MARABOU MILLS I........    IN      180        1,607        1,787           167     06/23/86          N/A         5-31
MARABOU MILLS II.......    IN       85        1,162        1,247           108          N/A     10/29/93         5-33
MARABOU MILLS III......    IN       75        1,139        1,214           113     12/01/87          N/A         5-32
MEADOWOOD..............    IN      119        1,421        1,540            52     04/04/83     01/31/98         5-25
MEADOWOOD..............    IN       60        1,406        1,466            53     04/03/83     01/31/98         5-25
MEADOWOOD..............    IN       43          781          824            28     07/02/84     01/31/98         5-26
MEADOWOOD..............    IN      114        1,301        1,415            48     04/07/84     01/31/98         5-26
MEADOWOOD II...........    IN       62        1,077        1,139           111     05/30/86          N/A         5-30
OLIVEWOOD I............    IN      102        1,514        1,616            53     05/09/85     01/31/98         5-27
OLIVEWOOD II...........    IN       82        1,404        1,486            48     02/18/86     01/31/98         5-28
PARKVILLE..............    IN       46        1,105        1,151            41     11/01/82     01/31/98         5-25
PLUMWOOD...............    IN       41          675          716            27     11/25/80     01/31/98         5-23
PLUMWOOD...............    IN       34          684          718            28     05/15/81     01/31/98         5-23
PRINCETON COURT........    IN       59          923          982            32     06/07/85     01/31/98         5-27
RIDGEWOOD I............    IN       87          891          978            31     07/02/84     01/31/98         5-26
RIDGEWOOD I............    IN      100        1,342        1,442           110          N/A     08/01/96         5-30
RIDGEWOOD II...........    IN       95          838          933            28     02/26/86     01/31/98         5-28
RIDGEWOOD II...........    IN      101        1,455        1,556           148     03/01/86          N/A         5-30
ROSEWOOD COMMONS I.....    IN      196        1,833        2,029            66     01/11/86     01/31/98         5-28
ROSEWOOD COMMONS II....    IN      121        1,216        1,337           121     06/01/87          N/A         5-31
SHERBROOK..............    IN      142        1,342        1,484           132     06/16/86          N/A         5-31
SLATE RUN..............    IN      169        2,250        2,419            66     01/25/84     04/01/98         5-26
SLATE RUN..............    IN       71        1,374        1,445            47     07/13/84     01/31/98         5-26
SPICEWOOD..............    IN       91        1,026        1,117           107     03/16/86          N/A         5-30
SPRINGWOOD.............    IN       99        1,010        1,109            39     10/01/81     01/31/98         5-24
STONEHENGE.............    IN       71        1,589        1,660            54     06/25/84     01/31/98         5-26
STONEHENGE.............    IN       73          476          549            17     04/22/85     01/31/98         5-27
STONEHENGE I...........    IN      122        1,380        1,502            49     06/30/84     01/31/98         5-26
WATERBURY..............    IN       93          942        1,035            35     05/31/84     01/31/98         5-26
WESTWOOD...............    IN       29          703          732            26     05/03/84     01/31/98         5-26
WILLOW RUN.............    IN      199        1,180        1,379            46     07/01/84     01/31/98         5-26
WILLOWOOD EAST II......    IN       20          865          885            29     07/08/85     01/31/98         5-27
WILLOWOOD I............    IN      106        1,259        1,365            38     07/05/83     04/01/98         5-25
WILLOWOOD II...........    IN      150        1,280        1,430           128     06/01/87          N/A         5-31
ASHGROVE...............    KY      133        1,290        1,423            46     08/01/84     01/31/98         5-27
CAMELLIA COURT.........    KY       56          984        1,040            36     11/15/82     01/31/98         5-25
CEDARGATE..............    KY      123        1,583        1,706            56     07/01/84     01/31/98         5-26
CEDARGATE I............    KY       85        1,370        1,455            50     07/23/83     01/31/98         5-26
CEDARGATE II...........    KY      123          905        1,028            94     06/01/86          N/A         5-30
CEDARWOOD I............    KY      143          979        1,122            35     06/22/84     01/31/98         5-26
CEDARWOOD II...........    KY      174          929        1,103            98     01/01/86          N/A         5-30
CEDARWOOD III..........    KY      123        1,011        1,134           108     05/20/86          N/A         5-30
FORSYTHIA COURT........    KY      103        1,632        1,735            58     06/07/85     01/31/98         5-27
HAYFIELD PARK..........    KY      342        1,608        1,950           163     07/17/86          N/A         5-31
HEATHMOORE.............    KY       85          952        1,037            38     09/21/83     01/31/98         5-26
LONGWOOD...............    KY      161        1,041        1,202            38     08/10/85     01/31/98         5-28
MEADOWOOD..............    KY       80        1,023        1,103            37     06/01/83     01/31/98         5-25

                                       37

           Column A                            Column E                  Column F   Column G     Column H      Column I
           --------                            --------                  --------   --------     --------      --------
                                       Gross Amount at Which Carried
                                          at Close of Period,
          Description                      December 31, 1998
      (Garden Apartments)                    (Notes 1 & 2)
      -------------------                    -------------
                                                                                                                Life on
                                               Buildings                                                         Which
                                                  and                     Accum.      Date         Date         Deprec.
         Property Name       St      Land    Improvements    Total        Deprec.     Built      Acquired      Computed
         -------------      ----    ------   ------------   -------      ---------  ----------  ----------     ---------
MEADOWOOD..............    KY      153        1,624        1,777            58     11/28/83     01/31/98         5-26
RIDGEWOOD..............    KY      175        1,177        1,352            42     05/21/84     01/31/98         5-26
RIDGEWOOD..............    KY       85          950        1,035            34     06/01/84     01/31/98         5-26
RIDGEWOOD I............    KY      261        1,565        1,826            44     07/19/84     04/01/98         5-26
ROSEWOOD...............    KY      248        1,592        1,840            55     09/28/84     01/31/98         5-27
SLATE RUN..............    KY       90        1,105        1,195            41     07/02/84     01/31/98         5-26
SLATE RUN..............    KY       39          836          875            30     07/19/84     01/31/98         5-26
SLATE RUN I............    KY      102          961        1,063            35     07/02/84     01/31/98         5-26
SLATE RUN II...........    KY      139        1,041        1,180            38     04/29/85     01/31/98         5-27
SPRINGWOOD.............    KY       86          890          976            93     01/01/86          N/A         5-30
STONEHENGE.............    KY       71        1,052        1,123            39     08/01/83     01/31/98         5-26
VALLEYFIELD............    KY      285        2,047        2,332            69     08/01/85     01/31/98         5-28
WILLOW RUN.............    KY       94        1,458        1,552            54     09/18/84     01/31/98         5-27
WILLOWOOD..............    KY       48          849          897            30     09/24/84     01/31/98         5-27
WILLOWOOD I............    KY      127        1,189        1,316            42     08/20/84     01/31/98         5-27
WILLOWOOD II...........    KY       98          778          876            27     11/06/85     01/31/98         5-28
WINTHROP COURT.........    KY      180        1,169        1,349            42     06/07/85     01/31/98         5-27
WOODLANDS..............    KY       53          858          911            32     07/01/83     01/31/98         5-25
CHERRY TREE............    MD      623        2,492        3,115           249     09/01/86          N/A         5-31
FORSYTHIA CT I.........    MD      214        1,946        2,160            65     02/28/86     01/31/98         5-28
FORSYTHIA CT II........    MD      285        1,515        1,800           146     06/01/87          N/A         5-31
MERRIFIELD.............    MD      211        2,250        2,461           214     01/11/88          N/A         5-32
AMBERIDGE..............    MI       75          911          986            30     12/02/85     01/31/98         5-28
APPLE RUN..............    MI       76          765          841            29     12/27/82     01/31/98         5-25
ASHGROVE...............    MI       37          963        1,000            37     08/15/83     01/31/98         5-26
ASHGROVE I.............    MI      120        2,575        2,695            88     11/15/85     01/31/98         5-28
ASHGROVE II............    MI       95        2,278        2,373            73     01/09/87     01/31/98         5-29
FOXTON.................    MI      124        1,084        1,208            40     08/22/83     01/31/98         5-26
GARDEN COURT...........    MI      128        2,223        2,351           210     04/22/88          N/A         5-32
HEATHMOORE.............    MI       82        1,639        1,721            60     11/23/83     01/31/98         5-26
HEATHMOORE I...........    MI      129        1,226        1,355           124     07/31/86          N/A         5-31
HEATHMOORE II..........    MI       86        1,532        1,618            49     12/12/86     01/31/98         5-29
LAUREL BAY.............    MI      164        1,116        1,280           100     10/01/89          N/A         5-34
MEADOWOOD..............    MI       74        1,479        1,553            51     09/24/84     01/31/98         5-27
MEADOWOOD I............    MI       15        1,166        1,181            36     01/17/83     04/01/98         5-25
MONTGOMERY COURT I.....    MI       70        1,056        1,126            39     11/26/84     01/31/98         5-27
NEWBERRY I.............    MI       77        1,106        1,183            38     01/15/85     01/31/98         5-27
NEWBERRY II............    MI       91          643          734            64     12/26/86          N/A         5-31
OLIVEWOOD..............    MI      304        4,370        4,674           142     12/03/86     01/31/98         5-29
RIDGEWOOD..............    MI       77        1,228        1,305            38     11/01/83     04/01/98         5-26
ROANOKE................    MI      360        2,731        3,091            92     01/03/85     01/31/98         5-27
STONEHENGE.............    MI       19        1,174        1,193            39     08/20/84     01/31/98         5-27
WATERBURY..............    MI      257        2,242        2,499            76     11/21/85     01/31/98         5-28
WENTWORTH..............    MI      100        1,908        2,008            64     09/13/85     01/31/98         5-28
AMBERWOOD..............    OH      172        1,033        1,205            99     10/01/87          N/A         5-32
AMESBURY I.............    OH      136        1,077        1,213           115     02/17/86          N/A         5-30
AMESBURY II............    OH      169        1,676        1,845           174          N/A     09/26/95         5-30
AMHURST................    OH      174          992        1,166            30     03/28/83     04/01/98         5-25
AMHURST I..............    OH       60          989        1,049            36     08/24/79     04/01/98         5-21
AMHURST II.............    OH       67        1,205        1,272            42     02/03/81     04/01/98         5-23

                                       38

           Column A                            Column E                  Column F   Column G     Column H      Column I
           --------                            --------                  --------   --------     --------      --------
                                       Gross Amount at Which Carried
                                          at Close of Period,
          Description                      December 31, 1998
      (Garden Apartments)                    (Notes 1 & 2)
      -------------------                    -------------
                                                                                                                Life on
                                               Buildings                                                         Which
                                                  and                     Accum.      Date         Date         Deprec.
         Property Name       St      Land    Improvements    Total        Deprec.     Built      Acquired      Computed
         -------------      ----    ------   ------------   -------      ---------  ----------  ----------     ---------
ANDOVER COURT..........    OH       62        1,011        1,073            38     02/02/82     01/31/98         5-24
ANNHURST II............    OH      123        1,253        1,376           126     07/01/86          N/A         5-31
ANNHURST III...........    OH       70        1,133        1,203           108     05/05/88          N/A         5-32
APPLE RIDGE I..........    OH      214          759          973            86     01/01/87          N/A         5-28
APPLE RIDGE III........    OH       38          650          688            24     10/16/82     01/31/98         5-25
APPLE RUN II...........    OH       21          533          554            24     09/26/80     01/31/98         5-23
APPLEGATE..............    OH       84          742          826            28     05/24/82     01/31/98         5-24
APPLEGATE..............    OH       36          580          616            26     09/10/81     01/31/98         5-24
APPLERUN...............    OH       86          879          965            32     08/05/83     01/31/98         5-26
ASHFORD HILL...........    OH      360        1,022        1,382           108     06/23/86          N/A         5-31
ASHGROVE...............    OH      108        1,296        1,404            48     01/24/83     01/31/98         5-25
BECKFORD PLACE.........    OH       49          703          752            28     09/29/81     01/31/98         5-24
BECKFORD PLACE.........    OH       41        1,497        1,538            46     12/21/82     04/01/98         5-25
BECKFORD PLACE I.......    OH      218        1,294        1,512            38     04/15/83     04/01/98         5-25
BECKFORD PLACE II......    OH      175        1,226        1,401            40     05/24/85     01/31/98         5-27
CAMELLIA COURT.........    OH       40          627          667            26     05/14/81     01/31/98         5-23
CAMELLIA COURT I.......    OH       21        1,203        1,224            50     07/22/81     01/31/98         5-24
CAMELLIA COURT I.......    OH      136        1,445        1,581            46     12/28/81     04/01/98         5-24
CAMELLIA COURT II......    OH       43          823          866            34     09/20/82     01/31/98         5-25
CAMELLIA COURT II......    OH      107          937        1,044            33     04/14/84     01/31/98         5-26
CEDARGATE I............    OH      187        2,339        2,526           103     01/01/82     01/31/98         5-24
CEDARGATE I............    OH       85        1,287        1,372            44     06/25/84     01/31/98         5-26
CEDARGATE II...........    OH      132          805          937            30     12/01/83     01/31/98         5-26
CEDARWOOD..............    OH       37          565          602            24     03/12/82     01/31/98         5-24
CEDARWOOD I............    OH       52          789          841            31     09/26/80     01/31/98         5-23
CHARING CROSS..........    OH      111        1,094        1,205            49     07/22/78     01/31/98         5-20
CHELSEA COURT..........    OH      113        1,146        1,259            39     05/15/81     04/01/98         5-23
CLEARWATER.............    OH      132        1,020        1,152           109     11/01/86          N/A         5-31
CONCORD SQUARE I.......    OH       38          689          727            27     08/10/81     01/31/98         5-24
CONCORD SQUARE II......    OH       29          649          678            24     02/08/83     01/31/98         5-25
DANIEL COURT...........    OH      225        2,122        2,347            73     02/01/85     01/31/98         5-27
DARTMOUTH PLACE I......    OH       89        1,393        1,482            52     08/03/82     01/31/98         5-25
DARTMOUTH PLACE II.....    OH      114        1,110        1,224           112     07/18/86          N/A         5-31
DOVER PLACE I..........    OH      148        2,041        2,189            62     10/04/82     04/01/98         5-25
DOVER PLACE II.........    OH      127        1,845        1,972            54     11/01/83     04/01/98         5-26
DOVER PLACE III........    OH       70          905          975            26     11/23/83     04/01/98         5-26
DOVER PLACE IV.........    OH      237        2,058        2,295            66     11/25/86     01/31/98         5-29
FOXHAVEN...............    OH      403        1,600        2,003           162     08/18/86          N/A         5-31
FOXTON II..............    OH       70        1,776        1,846            66     02/11/83     01/31/98         5-25
GREENGLEN..............    OH      100        1,442        1,542            54     08/29/83     01/31/98         5-26
GREENGLEN II...........    OH       89          971        1,060            37     12/04/81     01/31/98         5-24
GREENGLEN II...........    OH       23        1,031        1,054            40     06/05/82     01/31/98         5-24
HAMPSHIRE II...........    OH       98          970        1,068            39     03/15/81     01/31/98         5-23
HARVEST GROVE I........    OH      225        1,198        1,423           118     09/08/86          N/A         5-31
HARVEST GROVE II.......    OH      252        1,232        1,484           125          N/A     09/26/95         5-30
HICKORY MILL...........    OH      119        1,385        1,504            48     05/02/80     04/01/98         5-22
INDEPENDENCE VILLAGE...    OH      189        2,208        2,397           107     10/18/78     01/31/98         5-21
KETWOOD................    OH      164        2,185        2,349            74     12/29/79     04/01/98         5-22
LAMPLIGHT COURT........    OH       40          746          786            48     10/31/72     01/31/98         5-15
LARKSPUR I.............    OH       36          597          633            24     01/08/82     01/31/98         5-24
LARKSPUR I.............    OH       87        1,447        1,534            45     02/11/83     04/01/98         5-25

                                       39

           Column A                            Column E                  Column F   Column G     Column H      Column I
           --------                            --------                  --------   --------     --------      --------
                                       Gross Amount at Which Carried
                                          at Close of Period,
          Description                      December 31, 1998
      (Garden Apartments)                    (Notes 1 & 2)
      -------------------                    -------------
                                                                                                                Life on
                                               Buildings                                                         Which
                                                  and                     Accum.      Date         Date         Deprec.
         Property Name       St      Land    Improvements    Total        Deprec.     Built      Acquired      Computed
         -------------      ----    ------   ------------   -------      ---------  ----------  ----------     ---------
LARKSPUR II............    OH       24          251          275             9     08/10/84     01/31/98         5-27
LAUREL COURT...........    OH      174        1,240        1,414            55     08/15/78     01/31/98         5-21
LINDENDALE.............    OH      189        1,696        1,885           168     03/01/87          N/A         5-31
MEADOWOOD..............    OH       51          590          641            60     01/01/86          N/A         5-30
MEADOWOOD..............    OH      316        2,659        2,975            73     08/26/85     04/01/98         5-27
MEADOWOOD..............    OH      136        1,495        1,631            51     04/08/85     01/31/98         5-27
MEADOWOOD APTS.........    OH       71          999        1,070            36     04/04/83     01/31/98         5-25
MEADOWOOD I............    OH      115        1,350        1,465            48     06/01/84     01/31/98         5-26
MEADOWOOD II...........    OH       64          544          608            20     04/01/85     01/31/98         5-27
MELDON PLACE...........    OH      331        1,604        1,935            74     01/02/78     01/31/98         5-20
MILLBURN...............    OH      135        1,484        1,619            51     08/06/84     01/31/98         5-27
MILLBURN COURT II......    OH      137        1,164        1,301            46     07/27/81     01/31/98         5-24
MILLSTON I.............    OH       31          479          510            21     05/18/81     01/31/98         5-23
MILLSTON II............    OH        7          455          462            18     01/29/82     01/31/98         5-24
MONTGOMERY COURT I.....    OH      246        1,426        1,672            49     07/01/85     01/31/98         5-27
MONTGOMERY COURT II....    OH      121          684          805            24     03/03/86     01/31/98         5-28
MONTROSE SQUARE........    OH      569        2,262        2,831           240     01/01/87          N/A         5-30
PARKVILLE..............    OH      222        1,701        1,923            75     07/23/78     01/31/98         5-21
PARKVILLE..............    OH       76          952        1,028            30     02/11/82     04/01/98         5-24
PLUMWOOD I.............    OH      169        2,233        2,402            87     04/01/78     04/01/98         5-20
PLUMWOOD II............    OH       38          804          842            25     04/18/83     04/01/98         5-25
RED DEER I.............    OH      183        1,775        1,958            58     06/16/86     01/31/98         5-28
RED DEER II............    OH      235        1,411        1,646           137     08/01/87          N/A         5-32
RIDGEWOOD I............    OH       85        1,163        1,248            41     01/06/84     01/31/98         5-26
RIDGEWOOD II...........    OH       70        1,071        1,141            38     03/18/85     01/31/98         5-27
RIVER GLEN I...........    OH      146        1,271        1,417           125     04/01/87          N/A         5-31
RIVER GLEN II..........    OH      179        1,206        1,385           115     11/01/87          N/A         5-32
RIVERVIEW ESTATES......    OH       74        1,555        1,629           175     01/01/87          N/A         5-28
ROSEWOOD...............    OH      139        1,505        1,644            54     05/28/85     01/31/98         5-27
SANDALWOOD.............    OH      179        1,003        1,182            36     02/24/84     01/31/98         5-26
SHERBROOK..............    OH      147        1,253        1,400            40     07/29/85     01/31/98         5-28
SLATE RUN..............    OH      118        1,020        1,138            36     05/13/85     01/31/98         5-27
SPRINGWOOD.............    OH      130        1,332        1,462            39     03/14/83     04/01/98         5-25
SPRINGWOOD II..........    OH       52          857          909            32     10/04/82     01/31/98         5-25
STONEHENGE.............    OH       30          743          773            27     08/08/83     01/31/98         5-26
STONEHENGE.............    OH       40          701          741            25     04/01/84     01/31/98         5-26
STONEHENGE.............    OH       72        1,360        1,432            46     10/26/85     01/31/98         5-28
SUFFOLK GROVE I........    OH      124        1,271        1,395            42     12/06/85     01/31/98         5-28
SUFFOLK GROVE II.......    OH      154        1,209        1,363           118     06/01/87          N/A         5-31
TABOR RIDGE............    OH      194        1,825        2,019            52     02/24/86     04/01/98         5-28
THE BIRCHES............    OH       70        1,024        1,094            49     04/16/77     01/31/98         5-19
THE MEADOWS I..........    OH       83        1,041        1,124            36     08/12/85     01/31/98         5-28
THE MEADOWS II.........    OH      151        1,233        1,384           124          N/A     03/29/95         5-30
THE WILLOWS I..........    OH      158          816          974            97     01/01/87          N/A         5-28
THE WILLOWS II.........    OH       34          886          920            36     10/28/81     01/31/98         5-24
THE WILLOWS III........    OH       45          855          900            85     07/01/87          N/A         5-32
TIMBERCREEK............    OH      159        1,699        1,858            53     06/29/87     01/31/98         5-29
WATERBURY..............    OH      186        1,008        1,194            36     09/13/85     01/31/98         5-28
WEST OF EASTLAND.......    OH      154        2,597        2,751           125     03/31/77     01/31/98         5-19
WESTWOOD...............    OH       17          108          125             4     11/19/80     01/31/98         5-23

                                       40

           Column A                            Column E                  Column F   Column G     Column H      Column I
           --------                            --------                  --------   --------     --------      --------
                                       Gross Amount at Which Carried
                                          at Close of Period,
          Description                      December 31, 1998
      (Garden Apartments)                    (Notes 1 & 2)
      -------------------                    -------------
                                                                                                                Life on
                                               Buildings                                                         Which
                                                  and                     Accum.      Date         Date         Deprec.
         Property Name       St      Land    Improvements    Total        Deprec.     Built      Acquired      Computed
         -------------      ----    ------   ------------   -------      ---------  ----------  ----------     ---------
WILLOW RUN.............    OH       56        1,025        1,081            37     07/01/83     01/31/98         5-25
WILLOWOOD I............    OH       90          938        1,028            34     06/01/84     01/31/98         5-26
WILLOWOOD I............    OH       91        1,125        1,216            39     05/01/84     01/31/98         5-26
WILLOWOOD II...........    OH       42          579          621            20     06/21/85     01/31/98         5-27
WILLOWOOD II...........    OH       71          841          912            32     02/25/86     01/31/98         5-28
WILLOWOOD II...........    OH       36          624          660            63     06/01/87          N/A         5-31
WINTHROP COURT II......    OH      146          852          998            89     02/25/86          N/A         5-30
WOODBINE...............    OH       66          706          772            28     02/23/81     01/31/98         5-23
WOODBINE...............    OH      122        1,668        1,790            51     05/24/82     04/01/98         5-24
WOODLANDS I............    OH      181        2,104        2,285            79     05/23/83     01/31/98         5-25
WOODLANDS I............    OH      103        1,863        1,966            64     10/01/84     01/31/98         5-27
WOODLANDS II...........    OH      112        1,559        1,671            57     09/30/84     01/31/98         5-27
WOODLANDS II...........    OH       98        1,887        1,985            64     11/18/85     01/31/98         5-28
WOODLANDS III..........    OH      159        2,051        2,210            67     06/12/87     01/31/98         5-29
ANNHURST...............    PA       77        2,041        2,118            70     11/26/84     01/31/98         5-27
BRUNSWICK I............    PA      126        2,211        2,337            73     05/12/86     01/31/98         5-28
CARLETON COURT.........    PA      143        1,248        1,391            41     11/08/85     01/31/98         5-28
NORTHRUP COURT I.......    PA      154        1,511        1,665            52     06/24/85     01/31/98         5-27
NORTHRUP COURT II......    PA       88          937        1,025            30     10/15/85     01/31/98         5-28
VALLEYFIELD............    PA      257        1,790        2,047            63     10/15/85     01/31/98         5-28
WOODLANDS I............    PA      113        1,187        1,300            35     11/01/83     04/01/98         5-26
WOODLANDS II...........    PA      118        1,325        1,443           132     03/01/87          N/A         5-31
RAVENWOOD..............    SC      170        1,553        1,723           149     05/07/87          N/A         5-31
SPRINGBROOK............    SC      120        1,816        1,936           195     06/13/86          N/A         5-30
WILLOW LAKES...........    SC      189        1,822        2,011           177     12/12/86          N/A         5-31
CEDAR HILL.............    TN      235        1,287        1,522           128     05/30/86          N/A         5-30
KNOX LANDING...........    TN       90        1,529        1,619            50     04/04/86     01/31/98         5-28
WATERBURY..............    TN      101        1,092        1,193            36     07/05/85     01/31/98         5-27
WYCLIFFE COURT.........    TN      124        1,226        1,350            44     07/29/85     01/31/98         5-28
WALKER PLACE...........    TX      270        1,194        1,464           112     01/25/88          N/A         5-32
BRUNSWICK II...........    WV      105        1,830        1,935           178          N/A     09/26/95         5-30
CARLETON COURT.........    WV      308        1,669        1,977            57     03/21/85     01/31/98         5-27
HICKORY MILL I.........    WV       85          972        1,057            36     04/15/83     01/31/98         5-25
PARKVILLE..............    WV       70          887          957            33     10/10/82     01/31/98         5-25
SHERBROOK..............    WV      355        1,467        1,822           145     12/20/86          N/A         5-31
                         ------  -------     --------     --------       -------   ----------    ---------      -------
                                 $59,732     $544,897     $604,629       $28,564
                                 -------     --------     --------       -------
                                 -------     --------     --------       -------

                             LEXFORD RESIDENTIAL TRUST

                               NOTES TO SCHEDULE III

                 FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
                                 (IN THOUSANDS)

The following shows the changes in the total amounts at which Real Estate was carried during the periods:

                                                                             1998            1997            1996
                                                                          ----------      -----------     -----------
Note (1) Schedule III Reconciliation:
Balance as of beginning of year.......................................      $161,369        $161,570        $164,334
   Additions during the year:
      Acquisitions of Property........................................       430,981               0           1,421
      Costs Capitalized...............................................        14,276           2,355             702
   Deductions during the year:
      Disposals.......................................................        (1,997)         (2,556)         (4,887)
                                                                          ----------      -----------     -----------
Balance Rental Properties
   December 31, 1998, 1997, 1996, respectively........................      $604,629        $161,369        $161,570
                                                                          ----------      -----------     -----------
                                                                          ----------      -----------     -----------

The following shows changes in accumulated depreciation during the periods:

Balance as of beginning of year.......................................      $  9,152         $ 4,478         $     0
   Depreciation during the period.....................................        19,475           4,807           4,541
   Deductions for Disposals...........................................           (63)           (133)            (63)
                                                                          ----------      -----------     -----------
Balance Rental Properties
   December 31, 1998, 1997, 1996, respectively........................      $ 28,564         $ 9,152         $ 4,478
                                                                          ----------      -----------     -----------
                                                                          ----------      -----------     -----------

Note (2): Tax basis of assets:

         The tax basis for federal income tax purposes in Rental Properties was approximately $484 million at December 31, 1998

                            LEXFORD RESIDENTIAL TRUST

                           CONSOLIDATED BALANCE SHEETS
                      AS OF MARCH 31, 1999 (UNAUDITED) AND
                           DECEMBER 31, 1998 (AUDITED)
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                March 31, 1999          December 31, 1998
                                                                                --------------          -----------------
                             ASSETS
Rental Properties (Note 2)
         Land                                                                      $ 59,732                  $ 59,732
         Buildings, Improvements and Fixtures                                       546,656                   544,897
                                                                                --------------          -----------------

         Accumulated Depreciation                                                  (34,386)                  (28,564)
                                                                                --------------          -----------------
                                                                                    572,002                   576,065
Investments in and Advances to Unconsolidated Partnerships, net of an allowance
      of $1,615 at March 31, 1999 and December 31, 1998 (Note 1)                     10,813                    11,713
Cash                                                                                    785                       495
Accounts Receivable,  Residents,  Affiliates,  Officers and Other
      (net of an allowance of $729 and $550 at March 31, 1999 and December 31,
      1998, respectively) (Note 4)                                                    1,370                     1,920
Furniture, Fixtures and Other, Net                                                    2,141                     2,108
Funds Held in Escrow (Note 1)                                                        22,560                    22,747
Intangible Assets (Note 1)                                                            6,744                     6,891
Prepaids and Other (Note 1)                                                           6,933                     7,523
                                                                                --------------          -----------------
                                                                                   $623,348                  $628,922
                                                                                --------------          -----------------
                                                                                --------------          -----------------
              LIABILITIES AND SHAREHOLDERS' EQUITY
Mortgages and Revolving/Term Debt
         Mortgages (Note 3)                                                        $492,591                  $494,556
         Revolving/Term Debt                                                         30,645                    33,186
                                                                                --------------          -----------------
                                                                                    523,236                   527,742
                                                                                --------------          -----------------
Accounts Payable                                                                      1,204                     1,389
Accrued Interest, Real Estate and Other Taxes                                        11,267                    10,315
Other Accrued Expenses                                                                4,313                     6,196
Other Liabilities                                                                     8,431                     7,451
Dividends Payable                                                                     4,132                     4,122
Deferred Compensation (Note 1)                                                       13,143                    12,525
                                                                                --------------          -----------------
         Total Liabilities                                                          565,726                   569,740
                                                                                --------------          -----------------

Shareholders' Equity (Note 1):
         Preferred Shares, $.01 par value, 5,000,000 Shares
         Authorized, None Issued
         Common Shares, $.01 par value, 50,000,000 Shares                                --                        --
         Authorized 9,554,028 and 9,530,013 Shares Issued and
         Outstanding at March 31, 1999 and December 31, 1998,
         respectively

                                                                                         96                        95
Additional Paid-in Capital                                                           66,213                    65,833
Retained Earnings                                                                     6,053                     7,482
Less Cost of Treasury Shares (Note 1)                                              (14,740)                  (14,228)
                                                                                --------------          -----------------
                                                                                     57,622                    59,182
                                                                                --------------          -----------------
                                                                                   $623,348                  $628,922
                                                                                --------------          -----------------
                                                                                --------------          -----------------

                 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            LEXFORD RESIDENTIAL TRUST

                        CONSOLIDATED STATEMENTS OF INCOME
                           FOR THE THREE MONTHS ENDED
                             MARCH 31, 1999 AND 1998
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                          Three Months Ended
                                                                               -----------------------------------------
                                                                                     1999                 March 31, 1998
                                                                               --------------             --------------
Revenues:
         Rental and Other Property Revenues                                         $37,463                   $25,694
         Fee Based                                                                    1,051                     2,398
         Income from Unconsolidated Partnerships                                        445                     1,106
                                                                               --------------             --------------
                                                                                     38,959                    29,198
                                                                               --------------             --------------
Expenses:
         Property Operating and Maintenance                                          11,219                     8,306
         Real Estate Taxes and Insurance                                              3,164                     2,085
         Property Management                                                          2,767                     3,923
         Administration                                                               1,235                     1,515
         Non-recurring Costs (Note 1)                                                    --                     1,808
         Interest-Mortgages                                                          10,574                     7,887
         Interest-Revolving/Term Debt                                                   550                       161
         Depreciation and Amortization                                                6,258                     4,190
         Loss on Sale of Third Party Management Business (Note 1)                        --                     6,300
                                                                               --------------             --------------
                                                                                     35,767                    36,175
                                                                               --------------             --------------
Income/(Loss) Before Gain on Disposal of Assets,
         Extraordinary Gain and Cumulative Effect of Change in
         Accounting Principle                                                         3,192                   (6,977)
Gain on Disposal of Assets-Net                                                           22                        89
                                                                               --------------             --------------
Income/(Loss) Before Extraordinary Gain and
         Cumulative Effect of Change in Accounting Principle                          3,214                   (6,888)
Extraordinary Gain (Note 3)                                                             189                        --

Cumulative Effect of Change in Accounting Principle (Note 1)                          (700)                        --
                                                                               --------------             --------------
                                                                               --------------             --------------

Net Income/(Loss)                                                                   $ 2,703                  $(6,888)
                                                                               --------------             --------------
                                                                               --------------             --------------

Basic Earnings Per Share:
         Income/(Loss) Before Extraordinary Gain and Cumulative
         Effect of Change in Accounting Principle
         Extraordinary Gain                                                           $0.34                  $ (0.80)
         Cumulative Effect of Change in Accounting Principle                           0.02                        --

                                                                                     (0.07)                        --
                                                                               --------------             --------------
                                                                               --------------             --------------

Net Income/(Loss)                                                                     $0.29                  $ (0.80)
                                                                               --------------             --------------
                                                                               --------------             --------------

Diluted Earnings Per Share:
         Income/(Loss) Before Extraordinary Gain and Cumulative
         Effect of Change in Accounting Principle
         Extraordinary Gain                                                           $0.33                  $ (0.80)
         Cumulative Effect of Change in Accounting Principle                           0.02                        --

                                                                                     (0.07)                        --
                                                                               --------------             --------------
                                                                               --------------             --------------

Net Income/(Loss)                                                                     $0.28                  $ (0.80)

                 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            LEXFORD RESIDENTIAL TRUST

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                           FOR THE THREE MONTHS ENDED
                                 MARCH 31, 1999
                                   (UNAUDITED)
                                 (IN THOUSANDS)

                                     Common Shares
                                 ---------------------
                                                            Additional
                                                              Paid-in       Retained      Less Cost of
                                   Shares       Amount       Capital        Earnings    Treasury Shares        Total
                                 ----------    --------    ------------    ----------  -----------------     ----------
Balance, January 1, 1999           9,530          $95        $65,833         $ 7,482       $(14,228)          $59,182
Exercise of options
under non-qualified stock
option plan                            5           --             30              30
Trustees restricted
stock plan shares                      2           --             35                            (27)                8
Rabbi Trust dividends
and other investments in
shares, net of withdrawals
                                                                                               (169)             (169)
1999 share
compensation issued to Rabbi
Trust                                 17            1            315                           (316)               --
Dividends to common
shareholders                                                                  (4,132)                          (4,132)
Net Income for the period                                                      2,703                            2,703
                                 ----------    --------    ------------    ----------  -----------------     ----------
Balance, March 31, 1999            9,554          $96        $66,213          $6,053       $(14,740)          $57,622
                                 ----------    --------    ------------    ----------  -----------------     ----------
                                 ----------    --------    ------------    ----------  -----------------     ----------

                 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            LEXFORD RESIDENTIAL TRUST

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                           FOR THE THREE MONTHS ENDED
                             MARCH 31, 1999 AND 1998
                                   (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                   Three Months Ended
                                                                        ----------------------------------------
                                                                            1999                 March 31, 1998
                                                                        ------------             --------------
Cash Flows from Operating activities:
         Net Income/(Loss)                                                 $ 2,703                   $ (6,888)
                                                                        ------------             --------------
         Adjustments to reconcile Net Income/(Loss) to Net Cash
         provided by Operating activities:
          Depreciation                                                       5,969                      3,625
          Amortization                                                         289                        565
          Loss on Sale of Third Party Management Business
          Provision for Losses on Accounts Receivable                           --                      6,300
          Gain on Disposal of Assets - net                                     426                        676
          Extraordinary Gain
          Cumulative Effect of Change in Accounting Principle                  (22)                       (89)
          Non-Cash Share Compensation                                         (189)                        --
          Changes in Operating Assets and Liabilities:
             Investments in and Advances to Unconsolidated
             Partnerships                                                      700                         --
             Accounts Receivable and Other Assets                              489                      1,163
             Accounts Payable and Other Liabilities                            156                      2,710
                                                                               188                       (218)
                                                                               (91)                       956
                                                                        ------------             --------------

Net Cash provided by Operating activities                                   10,618                      8,800
                                                                        ------------             --------------

Cash Flows from Investing activities:
         Proceeds from Sale of Assets                                           22                        117
         Net Repayment from (Advances to) Unconsolidated
         Partnerships                                                          204                       (119)
         Investments in Unconsolidated Partnerships and Other                   --                     (3,409)
         Purchase of Unconsolidated Partnerships, Net of Cash
         Acquired                                                               --                    (10,585)
         Capitalized Refinancing Costs                                        (130)                        --
         Capital Expenditures - Other                                         (172)                      (312)
         Capital Expenditures - Real Estate                                 (1,767)                    (1,402)
                                                                        ------------             --------------

Net Cash (used in) Investing activities                                     (1,843)                   (15,710)
                                                                        ------------             --------------
Cash Flows from Financing activities
         Proceeds from the exercise of Stock Options                            30                         12
         Proceeds from Revolving Debt - Net                                     --                     14,740
         Principal Payments on Revolving/Term Debt and Other                (2,541)                      (341)
         Proceeds from Mortgage Debt                                         2,787                         --
         Payments on Mortgages - principal amortization                     (1,969)                    (1,546)
         Payments on Mortgages - lump sum                                   (2,671)                      (287)
         Dividends Paid                                                     (4,121)                        --
                                                                        ------------             --------------

Net Cash provided by/(used in) Financing activities                         (8,485)                    12,578
                                                                        ------------             --------------

Increase in Cash                                                               290                      5,668
Cash at Beginning of Period                                                    495                      2,569
                                                                        ------------             --------------
                                                                        ------------             --------------

Cash at End of Period                                                      $   785                   $  8,237
                                                                        ------------             --------------
                                                                        ------------             --------------
Supplemental Disclosure of Cash Flow Information
         Cash Payments for Interest                                        $10,974                   $  7,991
                                                                        ------------             --------------
                                                                        ------------             --------------

                 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            LEXFORD RESIDENTIAL TRUST

               FOR THE THREE MONTHS ENDED MARCH 31, 1999 AND 1998
                                   (UNAUDITED)
                                 (IN THOUSANDS)

      SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

         In the first quarter of 1998, the Company acquired the entire ownership interest in 287 Unconsolidated Partnerships owning 287 apartment communities. Such acquisitions resulted in the following increases (decreases) to the Company's balance sheet (SEE NOTE 2):

                                                                      (In Thousands)
                     Non-cash Effects
         Investments in and Advances to Unconsolidated
         Partnerships                                                     $(44,218)
         Land and Building                                                $367,771
         Accounts Receivable and Other Assets                             $ 16,966
         Mortgages                                                        $316,857
         Accounts Payable and Other Liabilities                           $ 13,077

                       Cash Effects
         Cash Paid to Former Partner(s)                                   $(16,962)
         Net Cash Acquired                                                   6,377
                                                                        ------------
                                                                          $(10,585)
                                                                        ------------
                                                                        ------------

                 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            LEXFORD RESIDENTIAL TRUST
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1 BASIS OF PRESENTATION

         Lexford Residential Trust, a Maryland real estate investment trust, together with its wholly owned and controlled partnerships, limited liability companies and corporate subsidiaries ("Lexford"), is a fully integrated, self-managed real estate investment trust ("REIT") which owns, manages and invests in direct or indirect ownership interests in multifamily apartment communities. The consolidated financial statements include the accounts of Lexford Residential Trust and its wholly owned subsidiaries and partnerships. Lexford, for consolidated financial statement purposes, includes corporations, limited partnerships and other legal entities which own multifamily apartment communities (the "Rental Properties") in which Lexford, in turn, owns 100% equity interest. Lexford also holds equity ownership as well as significant economic interests (i.e. mortgage loans and management contracts entitling Lexford to a substantial portion of an apartment community's net cash flow) in multifamily apartment communities in its capacity as a partner and property manager, respectively, in various limited partnerships (the "Unconsolidated Partnerships"). The Rental Properties and the Unconsolidated Partnerships are collectively referred to as the "Properties." The accounts of the Unconsolidated Partnerships are not included within Lexford's consolidated financial statements but are accounted for under the equity method. All significant intercompany balances and transactions have been eliminated in consolidation. The accompanying consolidated financial statements, except for the Consolidated Balance Sheet as of December 31, 1998, are unaudited and have been prepared in accordance with generally accepted accounting principles ("GAAP") for interim financial information and in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC"). Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for a complete financial statement presentation. The consolidated financial statements, the notes hereto and the capitalized terms included herein should be read in conjunction with Lexford's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

         The Properties contain 36,333 apartment units located at 401 geographic sites. At March 31, 1999, Lexford owned the entire equity interest in 432 Rental Properties and a partial equity, together with a significant economic, interest in 79 Unconsolidated Partnerships. The difference in the number of geographic sites results from separate legal entities owning apartment communities constructed on contiguous parcels. As a result of Lexford's successful efforts in acquiring the entire equity interest in a number of former Unconsolidated Partnerships (see Note 2), Lexford is combining such legal entities owning contiguous apartment communities as and when mortgage debt secured by such apartment communities are refinanced with a single lender.

         Lexford has one reportable segment which is the ownership and operation of residential apartment communities. The majority of the Properties are located in the midwest and southeast United States, with the heaviest concentrations in Florida, Ohio, Georgia, Indiana, Michigan and Kentucky. The concentrations of Properties within these states is as follows:
Ohio (136 Properties), Florida (126 Properties), Georgia (73 Properties), Indiana (70 Properties), Kentucky (33 Properties) and Michigan (25 Properties). Lexford is not dependent for its revenues on any particular Property or resident and the loss of any Property would not be material to Lexford's financial position. Lexford's largest Property accounts for only 1% of Lexford's total revenues. The distribution of the Properties also minimizes Lexford's exposure to local economic conditions. The typical Property is comprised of multiple single story buildings with studio, one and two bedroom apartments.

         The interim consolidated financial statements have been prepared in accordance with Lexford's customary accounting practices. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month period ended March 31, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999.

BUSINESS OVERVIEW

         Lexford is a fully integrated REIT which owns, manages and opportunistically acquires apartment communities. Lexford's Properties generally consist of relatively smaller apartment communities, averaging approximately 90 units per site.

         Lexford's primary mission is to become the leading multifamily REIT operating in the value-conscious segment. Lexford defines value-conscious renters as those who prefer clean, attractive living accommodations without unnecessary amenities at rental rates below the median rent in the relevant housing market. Lexford seeks to serve this segment by maintaining competitively priced rental structures, as represented by its typical monthly rent that currently ranges from $300 to $630 per apartment unit.

         In addition, Lexford provides ancillary services to the residents at both the Rental Properties and Unconsolidated Partnerships, including renter's insurance and telecommunication services. Lexford also enters into group buying, volume discount contracts with major vendors as agent for the Properties enabling the Properties to purchase items at a discounted price and, in the case of laundry equipment, receive a rebate based on resident usage.

SALE OF THIRD PARTY MANAGEMENT BUSINESS

         In the first quarter of 1998 Lexford was also engaged in providing management services to third party owners of multifamily apartment communities (the "Third Party Management Business"). Because of Internal Revenue Code limitations on the nature and amount of non-qualified REIT income, Lexford contributed the majority of its assets related to the Third Party Management Business to a newly formed corporation, Lexford Property Management, Inc.("LPM"), in exchange for all of the preferred stock of such corporation on February 20, 1998. Effective as of April 1, 1998, Lexford sold all its preferred equity interest in the Third Party Management Business. Due to there classification of the Third Party Management Business as Held for Sale in the first quarter of 1998, Lexford recorded a $1.3 million reserve for sale/disposal costs associated with this sale, a $3.0 million charge for the release of 300,000 contingent shares and a $2.0 million charge related to an adjustment to the value of goodwill associated with the original acquisition of the Third Party Management business. The above charges totaling $6.3 million were classified as Loss on Sale of Third Party Management Business. Lexford received a promissory note in the principal amount of $1.8 million payable over a ten year period which bears interest at 6% per annum until April 1, 2000 and11% per annum thereafter, in exchange for all of the outstanding preferred stock of LPM. Lexford has retained certain key personnel dedicated to Lexford's property management activities, its proprietary interest in property management training programs and systems, and the rights to the name "Lexford".

FRESH START ACCOUNTING

         Lexford adopted a method of accounting referred to as fresh start("Fresh Start") reporting as of September 11, 1992 (the "Effective Date") as a result of Lexford's judicial plan of reorganization (the "Plan of Reorganization") of Cardinal Industries, Inc., Lexford's predecessor. Lexford prepared financial statements on the basis that a new reporting entity was created with assets and liabilities recorded at their estimated fair values as of the Effective Date. At the Effective Date, to the extent the non-recourse debt secured by certain assets owned by Lexford exceeded the estimated fair value of the respective Rental Property, Lexford reduced the contractual amount of the related non-recourse mortgage debt by the amount of the deficiency (the "Mortgage Deficiency"). The contractual mortgage balance net of any applicable Mortgage Deficiency, is referred to as the "Carrying Value" of the mortgage (SEE NOTE 3).

FUNDS HELD IN ESCROW

         Funds Held in Escrow at March 31, 1999 includes funds of $21.7 million escrowed by Rental Properties for improvements and deferred maintenance, real estate taxes, insurance, resident security deposits and other funds held by mortgage lenders.

INTANGIBLE ASSETS

         Intangible Assets at March 31, 1999 is comprised of approximately $2.9 million of management contracts and approximately $465,200 of goodwill related to the trade name, training programs and property management systems retained from the Third Party Management Business. The management contracts and goodwill are net of amortization of approximately $758,100. In addition, Intangible Assets includes deferred financing costs of $3.4 million at March 31, 1999. The deferred financing costs relate to mortgage refinancings on the Rental Properties and are amortized over the terms of the respective loans.

PREPAIDS AND OTHER ASSETS

         Prepaids and Other assets at March 31, 1999 includes $3.7 million of deferred offering costs related to Lexford's Form S-3 "shelf" registration statement filed with the SEC and a $1.8 million note receivable related to the sale of the Third Party Management Business. In addition, Prepaids and Other assets consists of approximately $773,300 of prepaid rent, insurance and real estate taxes, and approximately $662,000 of utility deposits and other prepaid expenses.

INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED PARTNERSHIPS

         Investments in and Advances to Unconsolidated Partnerships represent Lexford's general partners' interest in and advances to Unconsolidated Partnerships. The carrying value represents the allocation of the estimated fair value of the underlying real estate assets as of the Effective Date or, if later, date of purchase or investment. The contractual amounts of the receivables are significantly more than the recorded carrying values. Lexford accounts for its investments on the equity method. Lexford's share of net loss of the Unconsolidated Partnerships amounted to approximately $109,500 for the first three months of 1999, and is included in Income from Unconsolidated Partnerships in the Consolidated Statements of Income.

         In the first quarter of 1998, Lexford invested $3.4 million in a joint venture with a developer for the construction of an apartment community, consisting of 276 units. Such investment is accounted for under the equity method. The investment is included in Investments in and Advances to Unconsolidated Partnerships at March 31, 1999. The community commenced leasing at the end of the first quarter of 1999.

ACCOUNTING CHANGE - START UP COSTS

         In April 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 98-5, Reporting the Costs of Start-up Activities. The SOP is effective beginning on January 1, 1999, and requires that start-up costs capitalized prior to January 1,

1999 be written-off and requires that start-up costs be expensed as incurred. The definition of start-up costs under the SOP includes organizational costs. Historically, Lexford capitalized and then amortized these costs over five years. The unamortized balance of organizational costs, approximately $700,000 (as of December 31, 1998), was written off as the Cumulative Effect of Change in Accounting Principle as of January 1, 1999.

PROVISION FOR INCOME TAXES

         Lexford intends to elect to be taxed as a REIT under sections 856 through 860 of the Internal Revenue Code, commencing with its taxable year beginning January 1, 1998. As a REIT, Lexford generally will not be subject to Federal Income Tax on income it distributes to shareholders as long as it distributes at least 95% of its REIT taxable income and satisfies a number of organizational, ownership and operational requirements. In addition, primarily due to its organization as a Maryland real estate investment trust, Lexford believes it will not be subject to state income taxes in jurisdictions where the Properties are located. Therefore, the Consolidated Statements of Income for the three months ended March 31, 1999 and 1998 do not include a provision for Federal or state income taxes.

NON-RECURRING COSTS

         Non-recurring Costs were approximately $1.8 million for the three months ended March 31, 1998. Approximately $1.6 million of the charge related to the retirement plan ("Trustee Retirement Plan") for four Trustees who retired April 15, 1998. Each retiring Trustee received a package consisting of the right to receive a cash payment of $225,000 (the "Retirement Payment"), vesting of all non-vested common share awards and the opportunity to continue participation in Lexford's Executive Deferred Compensation Plan and the Executive Deferred Compensation Rabbi Trust (the "Rabbi Trust") for up to five years. The retiring Trustees were also afforded the opportunity to defer receipt of all or any portion of the Retirement Payment and direct that the deferred portion be contributed to the Rabbi Trust and invested in Lexford's common shares for their benefit. In connection with their participation in the Trustee Retirement Plan, two of the retiring Trustees elected to defer receipt of a total of $400,000 of Retirement Payments in such manner. The majority of the remaining $200,000 of Non-recurring Costs in 1998 relates to severance costs associated with terminated employees.

RABBI TRUST

         Lexford established the Rabbi Trust in 1996 to permit executive officers and trustees to defer taxes on awards of Company shares. The Rabbi Trust is currently restricted to holding Company shares or cash equivalents. In 1998, the Emerging Issues Task Force of the Financial Accounting Standards Board ("EITF") reached a consensus on Issue No. 97-14, Accounting for Deferred Compensation Arrangements. The EITF concluded that the deferred compensation liability and the securities issued to fund deferred compensation must be consolidated by Lexford and carried on Lexford's balance sheet. Further, Lexford's common shares held in the Rabbi Trust should be accounted for as treasury shares by Lexford. Lexford applied EITF No. 97-14 commencing with the first quarter of 1998.

EARNINGS PER SHARE

         The following table shows the amounts used in computing basic and diluted earnings per share as well as weighted average numbers of shares outstanding and the effect on income of restricted common shares and stock option dilutive potential (in thousands, except per share amounts):

                                                                        1999             1998
                                                                     ---------         ---------
Numerator for Basic and Diluted Earnings
         Per Share Net Income/(Loss)                                   $2,703           $(6,888)
                                                                     ---------         ---------
                                                                     ---------         ---------
Denominator
         Denominator for Basic Earnings per Share Weighted
         Average Shares                                                 9,478             8,589
                                                                     ---------         ---------
Effect of Dilutive Securities
         Stock options (1)                                                 42                --
Time Vesting Restricted Share Awards                                       14                58
                                                                     ---------         ---------
Dilutive Potential Common Shares                                           56                58
                                                                     ---------         ---------
Denominator for Diluted Earnings per Share
         Adjusted Weighted Average Shares                               9,534             8,647
                                                                     ---------         ---------
                                                                     ---------         ---------
Basic Earnings Per Share:
         Net Income/(Loss)                                             $ 0.29           $ (0.80)
Diluted Earnings Per Share:
         Net Income/(Loss)                                             $ 0.28           $ (0.80)
                                                                     ---------         ---------
                                                                     ---------         ---------

(1) Stock Options for 257,258 shares were excluded from diluted earnings per share for the three months ended March 31, 1998 because including the shares would be anti-dilutive as a result of the net loss Lexford recognized for the first three months of 1998.

NOTE 2 PROPERTY ACQUISITIONS

         In conjunction with its determination to elect REIT status, Lexford initiated a consolidation plan, the purpose of which was to minimize third party equity interests in the Unconsolidated Partnerships owning apartment communities (the "Consolidation Plan"). In the first quarter of 1998, Lexford had acquired the entire equity ownership interest in 287 former Unconsolidated Partnerships. The acquisition of the 287 former Unconsolidated Partnerships was effective as of January 31, 1998. Effective as of April 1, 1998, Lexford acquired the entire ownership interest in an additional 37 Unconsolidated Partnerships that owned 39 Properties, which were accounted for under the equity method in the first quarter of 1998. The acquired former Unconsolidated Partnerships are now classified as Rental Properties.

NOTE 3 MORTGAGE DEBT

         As of the Effective Date, the mortgages on 13 Rental Properties were restated to estimated fair value (the "Carrying Value") because the Fresh Start value of the respective Rental Property was less than the outstanding principal amount of its mortgage. The difference between the Carrying Value of each such mortgage and the full unpaid principal amount thereof is characterized as a "Mortgage Deficiency" for Fresh Start purposes. Interest expense is recorded based on the Carrying Value of the mortgage using the effective interest rate method. Mortgages which have been originated or assumed following the Effective Date (including non-recourse mortgages on the 326 Properties acquired pursuant to the Consolidation Plan) are recorded as liabilities on the Consolidated Balance Sheets in their full principal amount. Typically, each Rental Property is secured by a separate mortgage loan. The mortgage loans on a portfolio of 26 Rental Properties contain cross collateral and cross default provisions; and another portfolio of 25 Rental Properties are cross collateralized and cross defaulted within their respective states, with no more than eight Rental Properties in one state. However, all but three of the mortgage loans secured by the Rental Properties are non-recourse to Lexford.

The outstanding mortgage debt on the Rental Properties, including the mortgage debt assumed in relation to the acquisition of the 324 former Unconsolidated Partnerships at March 31, 1999 and December 31, 1998 is as follows:


                                       March 31, 1999        December 31, 1998
                                       --------------        -----------------
    Contractual Mortgage Payable           $498,647              $500,688
    Mortgage Deficiency                       (6,056)               (6,132)
                                            --------              --------
                                            $492,591              $494,556
                                            --------              --------
                                            --------              --------

         Approximately $360 million, or 69%, of the combined contractual mortgage debt and Lexford's credit facility is prepayable at March 31, 1999. Any prepayment of mortgage debt at the contractual value in excess of its carrying value will result in an extraordinary charge equal to the amount of Mortgage Deficiency associated with such debt.

         In January 1999 Lexford completed the refinancing of the mortgage debt on three Rental Properties. Mortgage indebtedness on the three Rental Properties with a contractual and carrying value of $2.8 million, was refinanced with mortgages bearing a fixed rate of interest of 7.6%, with 25 year amortization and ten year maturities. An extraordinary gain of approximately $189,000 was recognized as a result of the refinancing due to debt discounts received from the prior lenders.

NOTE 4 RELATED PARTY TRANSACTIONS

         The Company manages all but one of the Properties owned by the Unconsolidated Partnerships. The Company earned fee based revenues from the Unconsolidated Partnerships of approximately $694,800 and $1.5 million for the three months ended March 31, 1999 and 1998, respectively. The Company also earned a majority of its Income from Unconsolidated Partnerships in the form of interest on receivables (including second mortgages). Approximately $167,000 and $233,000 of the Company's Accounts Receivable (net of allowances) were due from the Unconsolidated Partnerships as of March 31, 1999 and December 31, 1998, respectively.

         The Company received net principal repayment of advances from Unconsolidated Partnerships of approximately $204,000 in the first three months of 1999 as compared to approximately $119,000 of advances made to Unconsolidated Partnerships in the first three months of 1998. These principal repayments were credited to Investments in and Advances to Unconsolidated Partnerships (SEE NOTE 1 -- "INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED PARTNERSHIPS").

                                     EXHIBITS


EXHIBIT NO.
-----------
     23             Consent of Ernst & Young LLP

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             EQUITY RESIDENTIAL PROPERTIES TRUST


Date:    July 13, 1999       By:      /s/ Bruce C. Strohm
                                      -----------------------------------------
                                      Bruce C. Strohm
                                      Executive Vice President, General Counsel
                                      and Secretary






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